                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-135846

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-19
                                 Issuing Entity

                                FINAL TERM SHEET

                           [Countrywide Logo Omitted]

                           $869,850,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER,
ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND
YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE
1-866-500-5409.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                FREE WRITING PROSPECTUS DATED SEPTEMBER 28, 2006
      Distributions are payable on the 25th day of each month, beginning in
                                  October 2006

                                ----------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

-----------------------------------------------------------------------------------------------------------------------------------
             ORIGINAL                                                        ORIGINAL
           CERTIFICATE                                                     CERTIFICATE
            PRINCIPAL     PRICE TO    UNDERWRITING   PROCEEDS TO            PRINCIPAL      PRICE TO    UNDERWRITING   PROCEEDS TO
CLASS       BALANCE(1)     PUBLIC       DISCOUNT    DEPOSITOR(2)   CLASS    BALANCE(1)      PUBLIC       DISCOUNT    DEPOSITOR(2)
-----------------------------------------------------------------------------------------------------------------------------------

1-A       $ 259,807,000   100.00000%    0.05208%      99.94792%    M-4     $ 19,800,000    100.00000%    0.75000%      99.25000%
-----------------------------------------------------------------------------------------------------------------------------------
2-A-1     $ 186,459,000   100.00000%    0.05208%      99.94792%    M-5     $ 17,550,000    100.00000%    1.04167%      98.95833%
-----------------------------------------------------------------------------------------------------------------------------------
2-A-2     $ 182,247,000   100.00000%    0.10417%      99.89583%    M-6     $ 12,600,000    100.00000%    1.25000%      98.75000%
-----------------------------------------------------------------------------------------------------------------------------------
2-A-3     $  42,437,000   100.00000%    0.15625%      99.84375%    M-7     $ 13,500,000    100.00000%    1.46667%      98.53333%
-----------------------------------------------------------------------------------------------------------------------------------
M-1       $  53,550,000   100.00000%    0.20833%      99.79167%    M-8     $  8,550,000     98.75121%    1.66667%      97.08454%
-----------------------------------------------------------------------------------------------------------------------------------
M-2       $  44,550,000   100.00000%    0.41667%      99.58333%    M-9     $ 11,700,000    100.00000%    1.88333%      98.11667%
-----------------------------------------------------------------------------------------------------------------------------------
M-3       $  17,100,000   100.00000%    0.58333%      99.41667%    A-R     $        100       (3)          (3)            (3)
-----------------------------------------------------------------------------------------------------------------------------------

      _______________
      (1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

      (2)   Before deducting expenses payable by the Depositor estimated to be approximately $779,431 in the aggregate.

      (3)   The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-19, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer". The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of September 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about September 29, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
November 9, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

                                        2

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the December 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group". Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of September
1, 2006, which is the statistical calculation date. The aggregate stated
principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $649,517,900.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance       $253,204,049

Weighted Average Mortgage Rate                  8.781%

Range of Mortgage Rates                      5.500% to
                                               14.400%

Average Current Principal Balance             $152,533

Range of Current Principal Balances          $7,200 to
                                              $500,000

Weighted Average Original
   Loan-to-Value Ratio                          79.31%

Weighted Average Original Term to
   Maturity                                 384 months

Weighted Average Credit Bureau Risk
   Score                                    582 points

Weighted Average Remaining Term to
   Stated Maturity                          383 months

Weighted Average Gross Margin*                  6.811%

Weighted Average Maximum Mortgage
   Rate*                                       15.195%

Weighted Average Minimum Mortgage
   Rate*                                        8.332%

Percentage Originated under Full
   Doc Program                                  60.37%

Geographic Concentrations in excess
   of 10%:

   California                                   15.96%

   Florida                                      14.63%

_______________
* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance       $396,313,851

                                        3

Weighted Average Mortgage Rate                  8.785%

Range of Mortgage Rates                      5.125% to
                                               13.250%

Average Current Principal Balance             $199,554

Range of Current Principal Balances          $7,421 to
                                              $920,000

Weighted Average Original
   Loan-to-Value Ratio                          81.05%

Weighted Average Original Term to
   Maturity                                 382 months

Weighted Average Credit Bureau Risk
   Score                                    608 points

Weighted Average Remaining Term to
   Stated Maturity                          380 months

Weighted Average Gross Margin*                  7.004%

Weighted Average Maximum Mortgage
   Rate*                                       15.600%

Weighted Average Minimum Mortgage
   Rate*                                        8.701%

Percentage Originated under Full
   Doc Program                                  46.11%

Geographic Concentrations in excess
   of 10%:

   California                                   26.31%

   Florida                                      14.63%

_______________
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

                                          PERMITTED
           CHARACTERISTIC              VARIANCE/MAXIMUM
-------------------------------------------------------
Weighted Average Mortgage Rate             +/-0.10%

Weighted Average Original
   Loan-to-Value Ratio                     +/-3.00%

Weighted Average Credit Bureau Risk
   Score                                 +/-5 pointS

Percentage Originated under Full
   Doc Program                             +/-3.00%

Weighted Average Gross Margin of
   Adjustable Rate Mortgage Loans          +/-0.10%

Maximum California Concentration             50.00%

                                        4

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                              ORIGINAL
                             CERTIFICATE                                   LAST SCHEDULED      INITIAL
                              PRINCIPAL                                     DISTRIBUTION       RATING       INITIAL RATING
         CLASS               BALANCE (1)                TYPE                    DATE        (MOODY'S) (2)      (S&P) (2)
------------------------    -------------    ---------------------------   --------------   -------------   --------------

OFFERED
CERTIFICATES
1-A.....................    $ 259,807,000      Senior/Adjustable Rate        June 2034           Aaa             AAA
2-A-1...................    $ 186,459,000      Senior/Adjustable Rate      February 2028         Aaa             AAA
2-A-2...................    $ 182,247,000      Senior/Adjustable Rate        March 2033          Aaa             AAA
2-A-3...................     $ 42,437,000      Senior/Adjustable Rate        June 2034           Aaa             AAA
M-1.....................     $ 53,550,000    Subordinate/Adjustable Rate     April 2035          Aa1             AA+
M-2.....................     $ 44,550,000    Subordinate/Adjustable Rate    January 2036         Aa2             AA
M-3.....................     $ 17,100,000    Subordinate/Adjustable Rate     March 2036          Aa3             AA-
M-4.....................     $ 19,800,000    Subordinate/Adjustable Rate     June 2036           A1              A+
M-5.....................     $ 17,550,000    Subordinate/Adjustable Rate    August 2036          A2               A
M-6.....................     $ 12,600,000    Subordinate/Adjustable Rate   November 2036         A3              A-
M-7.....................     $ 13,500,000    Subordinate/Adjustable Rate   December 2036        Baa1            BBB+
M-8.....................      $ 8,550,000    Subordinate/Adjustable Rate     March 2037         Baa2             BBB
M-9.....................     $ 11,700,000    Subordinate/Adjustable Rate     March 2037         Baa3            BBB-
A-R.....................    $         100       Senior/REMIC Residual       October 2006         Aaa             AAA
NON-OFFERED
CERTIFICATES (3)
B.......................       13,050,000    Subordinate/Adjustable Rate     March 2037          Ba1             BB+
P.......................    $         100        Prepayment Charges             N/A              N/R             N/R
C.......................              N/A           Residual                    N/A              N/R             N/R

_______________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
      Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

                                        5

The certificates will also have the following characteristics:

                                PASS-THROUGH RATE     PASS-THROUGH RATE
                    RELATED       ON OR BEFORE              AFTER                              INTEREST
                     LOAN           OPTIONAL               OPTIONAL         DELAY/ACCRUAL      ACCRUAL
    CLASS            GROUP      TERMINATION DATE       TERMINATION DATE         PERIOD        CONVENTION
----------------   --------     ------------------    -----------------     -------------   --------------
OFFERED
CERTIFICATES

1-A.............       1        LIBOR + 0.140% (1)    LIBOR + 0.280% (1)          (2)       Actual/360 (3)
2-A-1...........       2        LIBOR + 0.060% (1)    LIBOR + 0.120% (1)          (2)       Actual/360 (3)
2-A-2...........       2        LIBOR + 0.160% (1)    LIBOR + 0.320% (1)          (2)       Actual/360 (3)
2-A-3...........       2        LIBOR + 0.250% (1)    LIBOR + 0.500% (1)          (2)       Actual/360 (3)
M-1.............    1 and 2     LIBOR + 0.330% (1)    LIBOR + 0.495% (1)          (2)       Actual/360 (3)
M-2.............    1 and 2     LIBOR + 0.340% (1)    LIBOR + 0.510% (1)          (2)       Actual/360 (3)
M-3.............    1 and 2     LIBOR + 0.350% (1)    LIBOR + 0.525% (1)          (2)       Actual/360 (3)
M-4.............    1 and 2     LIBOR + 0.400% (1)    LIBOR + 0.600% (1)          (2)       Actual/360 (3)
M-5.............    1 and 2     LIBOR + 0.420% (1)    LIBOR + 0.630% (1)          (2)       Actual/360 (3)
M-6.............    1 and 2     LIBOR + 0.500% (1)    LIBOR + 0.750% (1)          (2)       Actual/360 (3)
M-7.............    1 and 2     LIBOR + 0.900% (1)    LIBOR + 1.350% (1)          (2)       Actual/360 (3)
M-8.............    1 and 2     LIBOR + 1.200% (1)    LIBOR + 1.800% (1)          (2)       Actual/360 (3)
M-9.............    1 and 2     LIBOR + 2.500% (1)    LIBOR + 3.750% (1)          (2)       Actual/360 (3)
A-R.............    1 and 2             (4)                   (4)                 N/A             N/A
NON-OFFERED
CERTIFICATES
B...............    1 and 2     LIBOR + 2.700% (1)    LIBOR + 4.050% (1)          (2)       Actual/360 (3)
P...............    1 and 2             N/A                   N/A                 N/A             N/A
C...............    1 and 2             N/A                   N/A                 N/A             N/A

_______________
(1)   The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
      Certificates -- Distributions -- Distributions of Interest". LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
      Calculation of One-Month LIBOR".

(2)   The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)   The Class A-R Certificates will not accrue any interest.

                                        6

DESIGNATIONS

   DESIGNATION                  CLASS OF CERTIFICATES
---------------------   -------------------------------------------
Class A                 Class 1-A and Class 2-A Certificates.
  Certificates:

Class 2-A               Class 2-A-1, Class 2-A-2 and
  Certificates:         Class 2-A-3 Certificates.

Senior                  Class A and Class A-R Certificates.
  Certificates:

Class M                 Class M-1, Class M-2, Class M-3,
  Certificates:         Class M-4, Class M-5, Class M-6,
                        Class M-7, Class M-8 and Class M-9
                        Certificates.

Subordinate             Class M and Class B Certificates.
  Certificates:

Adjustable Rate         Class A Certificates and Subordinate
  Certificates          Certificates.
  or Swap
  Certificates:

Offered                 Class 1-A, Class 2-A-1, Class 2-A-2,
  Certificates:         Class 2-A-3, Class M-1, Class M-2,
                        Class M-3, Class M-4, Class M-5, Class M-6,
                        Class M-7, Class M-8, Class M-9 and
                        Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on October 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o   the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o   any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

                                        7

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

o   scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o   interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o   interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o   the amount, if any, of the seller interest shortfall payment paid by
    Countrywide Home Loans, Inc. on any distribution date on or prior to the
    December 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o   scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o   prepayments collected in the applicable period;

o   the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o   the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o   excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under "Description of the
    Certificates -- Overcollateralization Provisions" in this free writing prospectus; and

o   the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o   the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates --
    Withdrawals from the Collection Account" and "--Withdrawals from the
    Distribution Account") due to the master servicer;

o   the pro rata portion of the trustee fee due to the trustee;

o   amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o   all prepayment charges (which are distributable only to the Class P
    Certificates);

o   all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o   the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

                                        8

FINAL MATURITY RESERVE FUND

On each distribution date beginning on the distribution date in October 2016 and ending on the final maturity reserve funding date, if the aggregate stated
principal balance of the mortgage loans having an original term to maturity of
40 years as of the first day of the related due period is greater than the
40-year target for such distribution date, an amount equal to the lesser of (a)
the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in September 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o   from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

o   from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o   from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

o   from loan group 2 interest funds, concurrently, to each class of Class 2-A
    Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o   from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o   from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

o   from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

                                        9

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates --
Distributions -- Distributions of Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o   the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

o   the later of:

    o   the October 2009 distribution date; and

    o   the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 49.10%
        of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o   concurrently,

    (1)   from the loan group 1 principal distribution amount, in the following order of priority:

          (i)   to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

          (ii)  to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
                described in clause (2)(i) of this bullet point), to be
                allocated among such classes of certificates in the amounts and order of priority described below, until their certificate principal balances are reduced to zero; and

    (2)   from the loan group 2 principal distribution amount, in the following order of priority:

          (i)   to the classes of Class 2-A Certificates in the amounts and order of priority described below, until their certificate principal balances are reduced to zero; and

          (ii)  to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

o   from the remaining principal distribution amount from both loan groups, sequentially,

      (1)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
            Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
            Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

      (2)   as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

                                       10

o   in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

    (1)   to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

    (2)   to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the amounts and order of priority described below, until their certificate principal balances are reduced to zero;

    provided, however, that if (a) the certificate principal balance of the
    Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A
    Certificates, in the amounts and order of priority described below), until the certificate principal balance(s) thereof is/are reduced to zero;

o   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero;
    and

o   as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed, sequentially, to the
Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their certificate principal balances are reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o   to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o   concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o   sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

o   to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

o   to the carryover reserve fund, the required carryover reserve fund deposit;

o   if the final maturity OC trigger is in effect, sequentially, in the following order of priority: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in each case until their certificate principal balance is reduced to zero;
    provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount

                                       11

    and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A
    Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (2) sequentially, to the Class M-1, Class M-2, Class
    M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
    Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

o   to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o   to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $17,100,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.
The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been

                                       12

exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under
"Description of the Certificates--Applied Realized Loss Amounts".

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.25% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of the Mortgage Loans - Certain Modifications and
Refinancings" in this free writing prospectus.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

                                       13

OPTIONAL TERMINATION

The largest percentage holder of the Class C Certificates will have the right to direct the master servicer to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process will be repeated every other month until a successful auction is conducted, unless the largest percentage holder of the Class C Certificates directs the trustee to conduct such auction less frequently. In addition, if the first auction is unsuccessful, or if the largest percentage holder of the Class C Certificates does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM
Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

                                       14

                                THE MORTGAGE POOL

      Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans".

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase
Price to the Master Servicer for deposit into the Certificate Account within one
Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage

                                       15

Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-19 (the
"CERTIFICATES") will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

          DESIGNATION                                        CLASS OF CERTIFICATES
--------------------------------    -----------------------------------------------------------------------

CLASS A CERTIFICATES:               Class 1-A and Class 2-A Certificates

CLASS 2-A CERTIFICATES:             Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates

SENIOR CERTIFICATES:                Class A and Class A-R Certificates

CLASS M CERTIFICATES:               Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                                    M-7, Class M-8 and Class M-9 Certificates

SUBORDINATE CERTIFICATES:           Class M and Class B Certificates

ADJUSTABLE RATE CERTIFICATES
   OR SWAP CERTIFICATES:            Class A and Subordinate Certificates

OFFERED CERTIFICATES:               Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class M-1,
                                    Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                    Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

                    CLASS                                     TYPE
----------------------------------------------  --------------------------------
Class A Certificates:                           Senior/Adjustable Rate

Subordinate Certificates:                       Subordinate/Adjustable Rate

Class A-R Certificates:                         Senior/REMIC Residual

Class P Certificates:                           Prepayment Charges

Class C Certificates:                           Residual

      Generally:

      o   distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 1;

      o   distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 2;

                                       16

      o   distributions of principal and interest on the Subordinate
          Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

      o   distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in
          Loan Group 1 and Loan Group 2; and

      o   distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
          Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the base prospectus.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

            (1)   a Saturday or Sunday or

            (2)   a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

                                       17

            (1)   all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

            (2)   the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal". Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in
October 2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

                                       18

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Adjustable Rate Certificates, the Business
      Day immediately preceding the Distribution Date, unless the Adjustable
      Rate Certificates are no longer book-entry certificates, in which case the
      Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2)   in the case of the Class A-R Certificates, the last Business
      Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

      "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.509% per annum.

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

      "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                                       19

                  (2)   all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   the allocable portion of any Seller Shortfall Interest
            Requirement, less

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "NET RATE CAP" for each Distribution Date means:

      (i) with respect to the Class 1-A Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap
Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for
such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) plus any amounts on deposit in the Pre-Funding Account in respect of
Loan Group 1 as of the first day of that Due Period,

      (ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap
Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for
such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) plus any amounts on deposit in the Pre-Funding Account in respect of
Loan Group 2 as of the first day of that Due Period, and

      (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates
(weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan
Group and the amount on deposit in the Pre-Funding Account in respect of that
Loan Group) over the outstanding aggregate Certificate Principal Balance of the
Class 1-A and Class 2-A Certificates, respectively.

                                       20

      "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
      Rate Cap, over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                      (1)        (2)
                                                   --------    --------
         Class 1-A.............................     0.140%      0.280%
         Class 2-A-1...........................     0.060%      0.120%
         Class 2-A-2...........................     0.160%      0.320%
         Class 2-A-3...........................     0.250%      0.500%
         Class M-1.............................     0.330%      0.495%
         Class M-2.............................     0.340%      0.510%
         Class M-3.............................     0.350%      0.525%
         Class M-4.............................     0.400%      0.600%
         Class M-5.............................     0.420%      0.630%
         Class M-6.............................     0.500%      0.750%
         Class M-7.............................     0.900%      1.350%
         Class M-8.............................     1.200%      1.800%
         Class M-9.............................     2.500%      3.750%
         Class B...............................     2.700%      4.050%

(1)   For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)   For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "-- Calculation of One-Month LIBOR") plus the
      Pass-Through Margin for the class and Accrual Period, and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Distribution
Date in each of October 2006, November 2006 and December 2006 means the sum of:

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in

                                       21

      the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
      (weighted on the basis of the Stated Principal Balances thereof for the
      Distribution Date) and the denominator of which is 12; and

            (b)   the product of (1) the amount on deposit in the Pre-Funding
      Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the
      Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date)
      and the denominator of which is 12.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 1-A Principal Distribution Target
Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

      "CLASS 1-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the Certificate Principal Balance of the Class 1-A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 49.10% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date
      and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in
      Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
      Loans in Loan Group 1 and the original Pre-Funded Amount in respect of
      Loan Group 1.

      "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 2-A Principal Distribution Target
Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

      "CLASS 2-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class 2-A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 49.10% of the aggregate Stated Principal
      Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date
      and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in
      Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
      Loans in Loan Group 2 and the original Pre-Funded Amount in respect of
      Loan Group 2.

      "CLASS A PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any Distribution
Date means (a) in the case of the Class 1-A Certificates, the Class 1-A
Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

      "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class A
      Certificates immediately prior to the Distribution Date, over

                                       22

            (2)   the lesser of (i) 49.10% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (ii) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor.

      "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x)
the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off
Date for each Mortgage Loan to (and including) the last day of the related Due
Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool
Principal Balance and the original Pre-Funded Amount, as set forth below:

     Distribution Date                            Percentage
     -----------------                            ----------

     October 2008 -- September 2009.............  1.45% with respect to October 2008, plus an additional 1/12th of 1.85% for each month
                                                  thereafter through September 2009

     October 2009 -- September 2010.............  3.30 with respect to October 2009, plus an additional 1/12th of 1.95% for each month
                                                  thereafter through September 2010

     October 2010 -- September 2011.............  5.25% with respect to October 2010, plus an additional 1/12th of 1.55% for each month
                                                  thereafter through September 2011

     October 2011 -- September 2012.............  6.80% with respect to October 2011, plus an additional 1/12th of 0.85% for each month
                                                  thereafter through September 2012

     October 2012 -- September 2013.............  7.65% with respect to October 2012, plus an additional 1/12 of 0.10% for each month
                                                  thereafter through September 2013

     October 2013 -- and thereafter.............  7.75%

      A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                              Class              Percentage
                      ----------------------   --------------
                      A.....................       31.43%
                      M-1...................       41.03%
                      M-2...................       54.98%
                      M-3...................       63.24%
                      M-4...................       76.56%
                      M-5...................       94.12%
                      M-6...................      112.68%
                      M-7...................      142.86%
                      M-8...................      172.04%
                      M-9...................      238.81%
                      B.....................      421.05%

      "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

                                       23

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that
Distribution Date.

      The "FINAL MATURITY OC TRIGGER" will be in effect with respect to any
Distribution Date on or after the Distribution Date in October 2026 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve
Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that
Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the outstanding Stated
Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

      "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                Initial Target    Stepdown Target
                                Subordination      Subordination
                                  Percentage        Percentage
                                --------------    ---------------
        Class M-1...........        19.50%            39.00%
        Class M-2...........        14.55%            29.10%
        Class M-3...........        12.65%            25.30%
        Class M-4...........        10.45%            20.90%
        Class M-5...........         8.50%            17.00%
        Class M-6...........         7.10%            14.20%
        Class M-7...........         5.60%            11.20%
        Class M-8...........         4.65%             9.30%
        Class M-9...........         3.35%             6.70%
        Class B.............         1.90%             3.80%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the
Subordinate Certificates and the related overcollateralization amount. The
Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

      "OC FLOOR" means an amount equal to 0.50% of the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution

                                       24

Date (after giving effect to distribution of the Principal Distribution Amount
(other than the portion thereof consisting of the Extra Principal Distribution
Amount) on the Distribution Date).

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

      "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 1.90% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.80% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

            (1)   the Principal Remittance Amount for the Loan Group for the
      Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
      Date,

            (2)   the Extra Principal Distribution Amount for the Loan Group for
      the Distribution Date, and

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom) allocable to the Loan Group.

            minus

            (4)   (a) the Group 1 Overcollateralization Reduction Amount for the
      Distribution Date, in the case of Loan Group 1, and (b) the Group 2
      Overcollateralization Reduction Amount for the Distribution Date, in the
      case of Loan Group 2.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a

                                       25

            substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "REALIZED LOSS" means with respect to any Mortgage Loan (i) as to which a
Final Recovery Determination has been made, the excess of the Stated Principal
Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a
Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient
Valuation and the principal balance of the Mortgage Loan as reduced by the
Deficient Valuation.

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

      "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b)   (i) before the Certificate Principal Balances of the
            Class A Certificates have been reduced to zero, the sum of the
            Certificate Principal Balances of the Class A Certificates, or (ii)
            after the Certificate Principal Balances of the Class A Certificates
            have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans for the preceding Distribution Date.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

      "STEPDOWN DATE" is the earlier to occur of:

            (a)   the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is
      reduced to zero, and

                                       26

            (b)   the later to occur of (x) the Distribution Date in October
      2009 and (y) the first Distribution Date on which the aggregate
      Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 49.10% of the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date.

      "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
            A Certificates (after taking into account distribution of the Class
            1-A Principal Distribution Amount and Class 2-A Principal
            Distribution Amount for the Distribution Date),

                  (b)   the aggregate Certificate Principal Balance of any
            classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the
            Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

                  (c)   the Certificate Principal Balance of the subject class
            of Subordinate Certificates immediately prior to the Distribution
            Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date and (b) the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

      "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

                                       27

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3)   all Insurance Proceeds, Liquidation Proceeds and Subsequent
      Recoveries,

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of
October 2006, November 2006 and December 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the related
Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the base prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
      Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related
      Mortgage Loan (or

                                       28

      Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

            (3)   to reimburse the Master Servicer and the Trustee for any
      Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent
      Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
      Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account Deposit
      Date, to reimburse the applicable Seller, the Master Servicer, the NIM
      Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

                                       29

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

            (4)   to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and
      (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
      under "--Withdrawals from the Certificate Account",

            (5)   to reimburse the Trustee for any nonrecoverable Advance
      previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
      "--Withdrawals from the Certificate Account", and

            (6)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

                                       30

      o   the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
          Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback
Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess
Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess
Account (or the investments), as applicable, immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or
Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

      Swap Account.  Funds in the Swap Account will not be invested.

      Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The
Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity
Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

THE SWAP ACCOUNT

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and
Loan Group 2 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       31

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT (1)                    AMOUNT                GENERAL PURPOSE              SOURCE (2)                 FREQUENCY
----------------------------   --------------------------------   ----------------   ------------------------------   -------------

FEES

Master Servicing Fee /         One-twelfth of the Servicing Fee   Compensation       Collections with respect to            Monthly
Master Servicer                Rate multiplied by the Stated                         each Mortgage Loan and any
                               Principal Balance of each                             Liquidation Proceeds or
                               Mortgage Loan (3)                                     Subsequent Recoveries

Additional Servicing           o   Prepayment Interest            Compensation       Interest collections with         Time to time
Compensation / Master              Excess (4)                                        respect to each Mortgage Loan
Servicer
                               o   All late payment fees,         Compensation       Payments made by obligors         Time to time
                                   assumption fees and other                         with respect to the Mortgage
                                   similar charges (excluding                        Loans
                                   prepayment charges)

                               o   All investment income          Compensation       Investment income related to           Monthly
                                   earned on amounts on deposit                      the Certificate Account and
                                   in the Certificate Account                        Distribution Account
                                   and Distribution Account

                               o   Excess Proceeds (5)            Compensation       Liquidation Proceeds and          Time to time
                                                                                     Subsequent Recoveries with
                                                                                     respect to each liquidated
                                                                                     Mortgage Loan

Trustee Fee (the "TRUSTEE      One-twelfth of the Trustee Fee     Compensation       Interest Remittance Amount             Monthly
FEE") / Trustee                Rate multiplied by the sum of
                               (i) the aggregate Stated
                               Principal Balance of the
                               outstanding Mortgage Loans and
                               (ii) any amounts remaining in
                               the Pre-Funding Account
                               (excluding any investment
                               earnings thereon) (6)

EXPENSES

Net Swap Payments / Swap       Net Swap Payments (7)              Expense            Interest Funds for Loan Group          Monthly
Counterparty                                                                         1 and Loan Group 2 and, to
                                                                                     the extent that Interest
                                                                                     Funds are not sufficient, the
                                                                                     Principal Remittance Amount
                                                                                     for Loan Group 1 and Loan
                                                                                     Group 2

Swap Termination Payment /     The Swap Termination Payment to    Expense            Interest Funds for Loan Group     Time to time
Swap Counterparty              which the Swap Counterparty may                       1 and Loan Group 2 and, to
                               be entitled in the event of an                        the extent that Interest
                               early termination of the Swap                         Funds are not sufficient, the
                               Contract                                              Principal Remittance Amount
                                                                                     for Loan Group 1 and Loan
                                                                                     Group 2 (8)

                                       32

    TYPE / RECIPIENT (1)                    AMOUNT                GENERAL PURPOSE              SOURCE (2)                 FREQUENCY
----------------------------   --------------------------------   ----------------   ------------------------------   -------------

Insurance premiums /           Insurance premium(s) for           Expense            Interest collections on the            Monthly
Mortgage Insurer               Mortgage Loan(s) covered by                           related Mortgage Loan(s)
                               lender-paid mortgage insurance
                               policies

Insurance expenses / Master    Expenses incurred by the Master    Reimbursement of   To the extent the expenses        Time to time
Servicer                       Servicer                           Expenses           are covered by an insurance
                                                                                     policy with respect to the
                                                                                     Mortgage Loan

Servicing Advances / Master    To the extent of funds             Reimbursement of   With respect to each Mortgage     Time to time
Servicer                       available, the amount of any       Expenses           Loan, late recoveries of the
                               Servicing Advances.                                   payments of the costs and
                                                                                     expenses, Liquidation
                                                                                     Proceeds, Subsequent
                                                                                     Recoveries, purchase proceeds
                                                                                     or repurchase proceeds for
                                                                                     that Mortgage Loan (9)

Indemnification expenses /     Amounts for which the Sellers,     Indemnification    Amounts on deposit on the              Monthly
the Sellers, the Master        the Master Servicer, the NIM                          Certificate Account on any
Servicer, the NIM Insurer      Insurer and Depositor are                             Distribution Account Deposit
and the Depositor              entitled to indemnification (10)                      Date, following the transfer
                                                                                     to the Distribution Account

___________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans".

(4)   Prepayment Interest Excess is described above in this free writing prospectus under "Servicing of the Mortgage Loans -- Servicing
      Compensation and Payment of Expenses".

(5)   Excess Proceeds is described in this free writing prospectus under "--
      Glossary of Terms -- General Definitions".

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
      "Description of the Certificates -- The Swap Contract".

(8)   Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under "Description of the Certificates -- Overcollateralization Provisions".

                                       33

(9)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(10)  Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

                                       34

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions".

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution
Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "--
Glossary of Terms -- Definitions related to Interest Calculations and
Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

            (1)   from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity
      Reserve Fund, the Required Final Maturity Deposit,

            (2)   from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
      payable to the Swap Counterparty with respect to such Distribution Date;

            (3)   concurrently:

                                       35

                  (a)   from the Interest Funds for Loan Group 1, to the Class
            1-A Certificates, the Current Interest and Interest Carry Forward
            Amount for that class,

                  (b)   from the Interest Funds for Loan Group 2, concurrently
            to each class of Class 2-A Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

            (4)   from the remaining Interest Funds for both Loan Groups,
      concurrently to each class of Class A Certificates, any remaining Current
      Interest and Interest Carry Forward Amount not paid pursuant to clauses
      3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest
      Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward
      Amount based on the Certificate Principal Balances of the Certificates
      will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward
      Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and
      Interest Carry Forward Amount,

            (5)   from the remaining Interest Funds for both Loan Groups,
      sequentially:

                  (a)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
            Class B Certificates, in that order, the Current Interest for that class, and

                  (b)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

      Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

      On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

      On each Distribution Date, the Principal Distribution Amount for each of
Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 1, sequentially:

                                       36

                              (a)   to the Class 1-A Certificates, until the
                        Certificate Principal Balance thereof is reduced to
                        zero, and

                              (b)   to the classes of Class 2-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 2 as provided in clause
                        (1)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 2, sequentially:

                              (a)   to the classes of Class 2-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the Class 1-A Certificates (after the
                        distribution of the Principal Distribution Amount from
                        Loan Group 1 as provided in clause (1)(A)(i)(a) above),
                        until the Certificate Principal Balance thereof is
                        reduced to zero,

                  (B)   from the remaining Principal Distribution Amounts for
            both Loan Groups, sequentially:

                        (i)   sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                  Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                  reduced to zero, and

                        (ii)  any remainder as part of the Excess Cashflow to be
                        allocated as described under "--Overcollateralization
                        Provisions" below.

            (2)   For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal
      Distribution Amounts for both Loan Groups, sequentially:

                  (A)   in an amount up to the Class A Principal Distribution
            Target Amount, pro rata based on the related Class A Principal
            Distribution Allocation Amount for the Class 1-A and Class 2-A
            Certificates, concurrently:

                        (i)   to the Class 1-A Certificates, in an amount up to
                  the Class 1-A Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero, and

                        (ii)  to the classes of Class 2-A Certificates, in an
                  amount up to the Class 2-A Principal Distribution Amount,
                  allocated in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                  provided, however, that if (a) the Certificate Principal
            Balance of the Class 1-A Certificates and/or (b) the aggregate
            Certificate Principal Balance of the Class 2-A Certificates is
            reduced to zero, then any remaining unpaid Class A Principal
            Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i)
            and (ii) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

                  (B)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
            Class B Certificates, in that order, the Subordinate Class Principal
            Distribution Amount for that class, in each case until the
            Certificate Principal Balance thereof is reduced to zero, and

                                       37

                  (C)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

            (3)   On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
      Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior
Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $17,100,000, which is approximately 1.90% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

      The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts and to fund the Final
Maturity Reserve Fund in the amounts and the priorities described below.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (5)(b) in "--Distributions --
Distributions of Interest" and clause (1)(B)(ii) or (2)(C), as applicable, in
"-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

      1.    to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under
            "--Distributions--Distributions of Principal" above;

                                       38

      2.    concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

      3.    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
            Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
            Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

      4.    to each class of Adjustable Rate Certificates, pro rata based on the
            Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
            Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover
            (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

      5.    to the Carryover Reserve Fund, in an amount equal to the Required
            Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

      6.    if the Final Maturity OC Trigger is in effect, sequentially, in the following order of priority: (i) to the classes of Class A
            Certificates, pro rata, based on the Class A-1 Principal
            Distribution Amount (in the case of clause (x)) and the Class 2-A
            Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the
            Certificate Principal Balance thereof is reduced to zero, and (y)
            sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
            Certificates, in that order, in each case until the Certificate
            Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class
            1-A Principal Distribution Amount and the Class 2-A Principal
            Distribution Amount will be distributed to the outstanding Class 1-A
            Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2,
            Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
            Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

      7.    to the Swap Account, in an amount equal to any Swap Termination
            Payment due to the Swap Counterparty as a result of a Swap
            Counterparty Trigger Event; and

      8.    to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

      Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the "SWAP COUNTERPARTY"), as
evidenced by a confirmation between Countrywide Home Loans and the Swap
Counterparty (the "SWAP CONTRACT"). The Swap Contract is subject to certain ISDA definitions. The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the "SWAP
GUARANTOR") pursuant to a guaranty in favor of Countrywide Home Loans (the "SWAP
GUARANTY"). In addition, on the Closing Date, Countrywide Home Loans and the
Swap Counterparty will execute an ISDA Master Agreement. On the Closing Date,
Countrywide Home Loans will assign its rights under the Swap Contract and the
Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the
Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP
CONTRACT

                                       39

ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee
(acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the
Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

      (i)   a fixed rate of 5.25% per annum,

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

      (i)   One-Month LIBOR (as determined by the Swap Counterparty),

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap
Termination Payment due to a Swap Counterparty Trigger Event) is payable to the
Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net
Swap Payment or Swap Termination Payment as described under clause (1) under "--
Distributions -- Distributions of Interest" above (and to the extent that
Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group
2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap
Termination Payment due to the Swap Counterparty) and deposit the amount of such
Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward

                                       40

Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the
Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date,
as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

      If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap
Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap
Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the
Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow as described under " -- Overcollateralization Provisions --Excess
Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Swap Termination Payment (other than a Swap Termination
      Payment due to a Swap Counterparty Trigger Event) payable to the Swap
      Counterparty with respect to such Distribution Date;

            (3)   concurrently to each class of Class A Certificates, any
      remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

            (4)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
      Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the
      class;

                                       41

            (5)   to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback
      Excess Cashflow as described above under " -- Overcollateralization
      Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group
      1 and Loan Group 2 would be distributed to such classes as described under
      " -- Overcollateralization Provisions -- Excess Cashflow" above;

            (6)   concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

            (7)   concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

            (8)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
      Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

            (9)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, only to the extent necessary to cover any Swap Termination
      Payment due to a Swap Counterparty Trigger Event payable to the Swap
      Counterparty with respect to such Distribution Date.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

                         MONTH OF        SWAP CONTRACT
                       DISTRIBUTION        NOTIONAL
                           DATE           BALANCE ($)
                      ---------------    -------------
                      October 2006...     675,000,000
                      November 2006..     668,964,400
                      December 2006..     662,193,400
                      January 2007...     654,695,000
                      February 2007..     646,480,200
                      March 2007.....     637,562,500
                      April 2007.....     627,958,500
                      May 2007.......     617,954,300
                      June 2007......     607,306,500
                      July 2007......     596,039,400
                      August 2007....     584,180,400
                      September 2007.     571,759,200
                      October 2007...     558,807,800
                      November 2007..     545,771,200
                      December 2007..     532,257,500
                      January 2008...     518,306,100
                      February 2008..     503,986,500
                      March 2008.....     489,506,300
                      April 2008.....     474,921,900
                      May 2008.......     460,839,200
                      June 2008......     447,258,000
                      July 2008......     434,162,300
                      August 2008....     421,536,600
                      September 2008.     409,365,700
                      October 2008...     389,344,600
                      November 2008..     369,985,400
                      December 2008..     351,357,900
                      January 2009...     333,758,600
                      February 2009..     317,127,600
                      March 2009.....     301,408,600
                      April 2009.....     291,770,400
                      May 2009.......     282,461,200
                      June 2009......     273,450,500
                      July 2009......     264,456,500
                      August 2009....     255,769,800
                      September 2009.     118,427,900
                      October 2009...     115,875,100
                      November 2009..     113,299,400
                      December 2009..     111,055,300
                      January 2010...     108,741,300
                      February 2010..     106,944,000
                      March 2010.....     105,230,500
                      April 2010 ....     103,193,600
                      May 2010.......     101,245,500
                      June 2010 .....      99,293,800
                      July 2010......      97,426,000
                      August 2010....      95,548,000
                      September 2010.      93,748,000
                      October 2010...      92,122,200
                      November 2010..      90,427,700
                      December 2010..      88,896,300
                      January 2011...      87,260,900
                      February 2011..      85,945,100
                      March 2011.....      84,652,700
                      April 2011.....      83,140,400
                      May 2011.......      81,717,400
                      June 2011......      80,316,800
                      July 2011......      78,998,900
                      August 2011....      77,670,100
                      September 2011.      76,242,100
                      October 2011...      74,416,300
                      November 2011..      72,677,300
                      December 2011..      71,219,400
                      January 2012...      69,778,400
                      February 2012 .      68,685,900
                      March 2012 ....      67,518,100
                      April 2012 ....      66,215,300
                      May 2012 ......      65,031,900
                      June 2012 .....      63,844,100
                      July 2012 .....      62,704,300
                      August 2012 ...      61,560,400
                      September 2012       60,462,300
                      October 2012 ..      59,455,400
                      November 2012 .      58,394,800
                      December 2012 .      57,422,200

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

                                       42

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o     failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

      o     a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

      o     illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable)
            to perform its obligations under the Swap Contract or guaranty, as applicable),

      o     a tax event (which generally relates to either party to the Swap
            Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

      o     an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Guarantor are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Guarantor are rated below "A-1" by S&P or (ii) if the
Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by
S&P (such event, a "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap
Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

      "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such

                                       43

substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

      It will also be a termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least "P-1" by Moody's
(including if such rating is on watch for possible downgrade) or (ii) if the
Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1"
by Moody's (including if such rating is on watch for possible downgrade); and
the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b)of the second preceding paragraph.

      The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

      Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      The Swap Counterparty is a Delaware corporation. The Swap Counterparty is
Lehman Brothers' principal dealer in a broad range of over-the-counter derivative products including interest rate, currency, credit and mortgage derivatives. The long-term, unsecured, unsubordinated debt obligations of the
Swap Guarantor are rated "A1" and "A+" by Moody's and S&P, respectively.

      The information contained in the preceding four paragraphs has been provided by the Swap Guarantor and the Swap Counterparty for use in this free writing prospectus. Neither the Swap Guarantor nor the Swap Counterparty
undertakes any obligation to update such information. Neither the Swap Guarantor nor the Swap Counterparty makes any representation regarding the Offered
Certificates or the advisability of investing in the Offered Certificates and neither makes any representation regarding, nor has it participated in the preparation of, this free writing prospectus or the accompanying prospectus other than the information contained in the preceding four paragraphs.

      The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

                                       44

      The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under the Swap Contract, the
Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap
Guarantor in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap
Contract Administration Agreement.

      The Swap Contract, the Swap Guaranty, the Swap Contract Assignment
Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3)   which are not controlling, controlled by, or under common
                  control with, the Depositor, Countrywide Servicing or any
                  successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

                                       45

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above and (y)
an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the
"REQUIRED CARRYOVER RESERVE FUND DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

      The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions". Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

FINAL MATURITY RESERVE FUND

      The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the "FINAL MATURITY RESERVE FUND"), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The
Final Maturity Reserve Fund will not be an asset of the issuing entity or of any
REMIC.

      On each Distribution Date beginning on the Distribution Date in October
2016 up to and including the Final Maturity Reserve Funding Date (defined below), if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date)
is greater than the amount specified in the table entitled "40-Year Target
Schedule" for that Distribution Date (the "40-YEAR TARGET "), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that
Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity
Funding Cap.

      The "FINAL MATURITY RESERVE DEPOSIT" for any Distribution Date beginning on the Distribution Date in October 2016 up to and including the Final Maturity
Reserve Funding Date will equal the lesser of (a) the product of (i) 0.80% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution Date over
(ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

                                       46

                             40-YEAR TARGET SCHEDULE

                             MONTH OF             40-YEAR
                         DISTRIBUTION DATE       TARGET ($)
                       ---------------------     ----------
                       October 2016.........     34,881,206
                       November 2016........     34,400,616
                       December 2016........     33,926,541
                       January 2017.........     33,458,894
                       February 2017........     32,997,588
                       March 2017...........     32,542,538
                       April 2017...........     32,093,660
                       May 2017.............     31,650,869
                       June 2017............     31,214,084
                       July 2017............     30,783,223
                       August 2017..........     30,358,208
                       September 2017.......     29,938,958
                       October 2017.........     29,525,397
                       November 2017........     29,117,447
                       December 2017........     28,715,032
                       January 2018.........     28,318,079
                       February 2018........     27,926,512
                       March 2018...........     27,540,260
                       April 2018...........     27,159,251
                       May 2018.............     26,783,414
                       June 2018............     26,412,680
                       July 2018............     26,046,978
                       August 2018..........     25,686,242
                       September 2018.......     25,330,404
                       October 2018.........     24,979,399
                       November 2018........     24,633,161
                       December 2018........     24,291,625
                       January 2019.........     23,954,728
                       February 2019........     23,622,408
                       March 2019...........     23,294,603
                       April 2019...........     22,971,252
                       May 2019.............     22,652,294
                       June 2019............     22,337,670
                       July 2019............     22,027,323
                       August 2019..........     21,721,193
                       September 2019.......     21,419,225
                       October 2019.........     21,121,362
                       November 2019........     20,827,548
                       December 2019........     20,537,729
                       January 2020.........     20,251,850
                       February 2020........     19,969,860
                       March 2020...........     19,691,705
                       April 2020...........     19,417,332
                       May 2020.............     19,146,693
                       June 2020............     18,879,735
                       July 2020............     18,616,409
                       August 2020..........     18,356,666
                       September 2020.......     18,100,458
                       October 2020.........     17,847,736
                       November 2020........     17,598,455
                       December 2020........     17,352,567
                       January 2021.........     17,110,026
                       February 2021........     16,870,787
                       March 2021...........     16,634,806
                       April 2021...........     16,402,039
                       May 2021.............     16,172,442
                       June 2021............     15,945,972
                       July 2021............     15,722,588
                       August 2021..........     15,502,246
                       September 2021.......     15,284,907
                       October 2021.........     15,070,530
                       November 2021........     14,859,074
                       December 2021........     14,650,501
                       January 2022.........     14,444,771
                       February 2022........     14,241,845
                       March 2022...........     14,041,686
                       April 2022...........     13,844,257
                       May 2022.............     13,649,521
                       June 2022............     13,457,440
                       July 2022............     13,267,980
                       August 2022..........     13,081,105
                       September 2022.......     12,896,780
                       October 2022.........     12,714,970
                       November 2022........     12,535,641
                       December 2022........     12,358,760
                       January 2023.........     12,184,295
                       February 2023........     12,012,211
                       March 2023...........     11,842,477
                       April 2023...........     11,675,061
                       May 2023.............     11,509,932
                       June 2023............     11,347,058
                       July 2023............     11,186,410
                       August 2023..........     11,027,957
                       September 2023.......     10,871,670
                       October 2023.........     10,717,519
                       November 2023........     10,565,475
                       December 2023........     10,415,510
                       January 2024.........     10,267,596
                       February 2024........     10,121,704
                       March 2024...........      9,977,809
                       April 2024...........      9,835,881
                       May 2024.............      9,695,896
                       June 2024............      9,557,826
                       July 2024............      9,421,646
                       August 2024..........      9,287,330
                       September 2024.......      9,154,853
                       October 2024.........      9,024,190
                       November 2024........      8,895,316
                       December 2024........      8,768,208
                       January 2025.........      8,642,841
                       February 2025........      8,519,192
                       March 2025...........      8,397,237
                       April 2025...........      8,276,954
                       May 2025.............      8,158,319
                       June 2025............      8,041,312
                       July 2025............      7,925,909
                       August 2025..........      7,812,088
                       September 2025.......      7,699,829
                       October 2025.........      7,589,111
                       November 2025........      7,479,911
                       December 2025........      7,372,211
                       January 2026.........      7,265,989
                       February 2026........      7,161,225
                       March 2026...........      7,057,900
                       April 2026...........      6,955,995
                       May 2026.............      6,855,489
                       June 2026............      6,756,364
                       July 2026............      6,658,602
                       August 2026..........      6,562,183
                       September 2026.......      6,467,091
                       October 2026.........      6,373,305
                       November 2026........      6,280,810
                       December 2026........      6,189,587
                       January 2027.........      6,099,619
                       February 2027........      6,010,890
                       March 2027...........      5,923,382
                       April 2027...........      5,837,078
                       May 2027.............      5,751,964
                       June 2027............      5,668,021
                       July 2027............      5,585,235
                       August 2027..........      5,503,590
                       September 2027.......      5,423,070
                       October 2027.........      5,343,660
                       November 2027........      5,265,345
                       December 2027........      5,188,111
                       January 2028.........      5,111,941
                       February 2028........      5,036,823
                       March 2028...........      4,962,741
                       April 2028...........      4,889,683
                       May 2028.............      4,817,633
                       June 2028............      4,746,578
                       July 2028............      4,676,505
                       August 2028..........      4,607,400
                       September 2028.......      4,539,250
                       October 2028.........      4,472,042
                       November 2028........      4,405,764
                       December 2028........      4,340,402
                       January 2029.........      4,275,945
                       February 2029........      4,212,380
                       March 2029...........      4,149,694
                       April 2029...........      4,087,877
                       May 2029.............      4,026,916
                       June 2029............      3,966,799
                       July 2029............      3,907,516
                       August 2029..........      3,849,054
                       September 2029.......      3,791,402
                       October 2029.........      3,734,551
                       November 2029........      3,678,488
                       December 2029........      3,623,203
                       January 2030.........      3,568,685
                       February 2030........      3,514,924
                       March 2030...........      3,461,910
                       April 2030...........      3,409,633
                       May 2030.............      3,358,082
                       June 2030............      3,307,247
                       July 2030............      3,257,120
                       August 2030..........      3,207,690
                       September 2030.......      3,158,947
                       October 2030.........      3,110,883
                       November 2030........      3,063,489
                       December 2030........      3,016,754
                       January 2031.........      2,970,670
                       February 2031........      2,925,229
                       March 2031...........      2,880,421
                       April 2031...........      2,836,238
                       May 2031.............      2,792,671
                       June 2031............      2,749,712
                       July 2031............      2,707,353
                       August 2031..........      2,665,586
                       September 2031.......      2,624,402
                       October 2031.........      2,583,794
                       November 2031........      2,543,753
                       December 2031........      2,504,272
                       January 2032.........      2,465,343
                       February 2032........      2,426,960
                       March 2032...........      2,389,113
                       April 2032...........      2,351,797
                       May 2032.............      2,315,004
                       June 2032............      2,278,726
                       July 2032............      2,242,957
                       August 2032..........      2,207,689
                       September 2032.......      2,172,917
                       October 2032.........      2,138,632
                       November 2032........      2,104,830
                       December 2032........      2,071,502

                                       47

                             MONTH OF             40-YEAR
                         DISTRIBUTION DATE       TARGET ($)
                       ---------------------     ----------
                       January 2033.........      2,038,642
                       February 2033........      2,006,244
                       March 2033...........      1,974,303
                       April 2033...........      1,942,810
                       May 2033.............      1,911,761
                       June 2033............      1,881,150
                       July 2033............      1,850,969
                       August 2033..........      1,821,215
                       September 2033.......      1,791,880
                       October 2033.........      1,762,958
                       November 2033........      1,734,445
                       December 2033........      1,706,335
                       January 2034.........      1,678,622
                       February 2034........      1,651,300
                       March 2034...........      1,624,365
                       April 2034...........      1,597,812
                       May 2034.............      1,571,634
                       June 2034............      1,545,826
                       July 2034............      1,520,385
                       August 2034..........      1,495,304
                       September 2034.......      1,470,579
                       October 2034.........      1,446,205
                       November 2034........      1,422,177
                       December 2034........      1,398,490
                       January 2035.........      1,375,140
                       February 2035........      1,352,122
                       March 2035...........      1,329,431
                       April 2035...........      1,307,064
                       May 2035.............      1,285,015
                       June 2035............      1,263,280
                       July 2035............      1,241,856
                       August 2035..........      1,220,737
                       September 2035.......      1,199,919
                       October 2035.........      1,179,399
                       November 2035........      1,159,172
                       December 2035........      1,139,235
                       January 2036.........      1,119,582
                       February 2036........      1,100,211
                       March 2036...........      1,081,118
                       April 2036...........      1,062,299
                       May 2036.............      1,043,749
                       June 2036............      1,025,465
                       July 2036............      1,007,445
                       August 2036..........        989,683
                       September 2036.......        972,177

      The "FINAL MATURITY FUNDING CAP" for any Distribution Date beginning with the Distribution Date in October 2016 will equal the lesser of (i) the aggregate
Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date and (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period).

      The "FINAL MATURITY RESERVE FUNDING DATE" is the earlier of (i) the
Distribution Date on which the amount on deposit in the Final Maturity Reserve
Fund is equal to the Final Maturity Funding Cap and (ii) the Distribution Date
in September 2036.

      On the Distribution Date in September 2036, all amounts on deposit in the
Final Maturity Reserve Fund will be distributed as principal in the following order of priority:

            (1)   to the classes of Class A Certificates, pro rata, based on the
      Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y))
      concurrently (x) to the Class 1-A Certificates, until the Certificate
      Principal Balance thereof is reduced to zero, and (y) sequentially, to the
      Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero;
      provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal
      Distribution Amount will be distributed to the outstanding Class 1-A
      Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

            (2)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
      Certificates, in that order, in each case until the Certificate Principal
      Balance thereof is reduced to zero; and

            (3)   to the Class C Certificates, all remaining amounts.

      If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity
Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-9, Class M-8, Class M-7,

                                       48

Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1
Certificates, in that order, in each case until the Certificate Principal
Balance of the class has been reduced to zero. After the Certificate Principal
Balances of the Subordinate Certificates have been reduced to zero, (i) if the
Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the
amount of such excess will be applied to reduce the Certificate Principal
Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate
Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT".

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections".

                                       49

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance Outstanding" are
stated by that portion of the Statistical Calculation Date Pool Principal
Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation
Pool as a whole. The sum of the columns below may not equal the total indicated
due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

30-Year 6-month LIBOR ........        17    $  3,165,680       1.25%      $186,216     7.743%     359.83        572        83.2%
2/28 6-month LIBOR ...........       750     103,963,254      41.06        138,618     8.783      359.30        581        79.4
2/38 6-month LIBOR ...........       227      43,051,992      17.00        189,656     8.442      479.68        567        76.9
2/28 6-month LIBOR - 24-month
   Interest Only .............         3         415,600       0.16        138,533     8.083      352.30        618        77.0
2/28 6-month LIBOR - 60-month
   Interest Only..............       137      28,396,232      11.21        207,272     7.670      359.57        617        81.4
3/27 6-month LIBOR ...........        43       5,945,129       2.35        138,259     8.227      357.55        595        81.3
3/37 6-month LIBOR ...........         5       1,147,800       0.45        229,560     8.503      480.00        586        84.7
3/27 6-month LIBOR - 60-month
   Interest Only..............         2         306,300       0.12        153,150     8.318      352.64        637        87.1
3/27 6-month LIBOR - 60-month
   Interest Only..............        15       3,565,743       1.41        237,716     7.317      358.09        610        79.2
10-Year Fixed ................         1          50,001       0.02         50,001     8.750      120.00        582        22.2
15-Year Fixed ................        31       1,940,145       0.77         62,585     9.815      158.04        586        76.7
15-Year Fixed - Credit
   Comeback ..................         3         184,594       0.07         61,531    10.965      132.09        588        82.9
20-Year Fixed ................         5         362,424       0.14         72,485    11.171      229.86        576        73.1
30-Year Fixed ................       299      41,056,688      16.21        137,313     9.663      356.21        575        78.2
30-Year Fixed - Credit
   Comeback ..................        31       3,470,122       1.37        111,939    10.389      356.94        581        84.2
40-Year Fixed ................        57      11,531,734       4.55        202,311     9.773      478.71        561        81.1
30-Year Fixed  - 60 month
   Interest Only .............        19       3,764,778       1.49        198,146     8.690      358.37        611        84.2
30/15-Year Fixed Balloon .....        13         448,732       0.18         34,518    11.802      101.15        584        70.3
40/30-Year Fixed Balloon .....         2         437,100       0.17        218,550    11.379      360.00        543        80.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG .......     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-1

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE      AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING     BALANCE      RATE     (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ----------   --------   ---------   --------   --------

ARM 360.......................       967    $145,757,938      57.57%      $150,732      8.482%     359.23       590       80.0%
ARM 480.......................       232      44,199,792      17.46        190,516      8.443      479.69       567       77.1
Fixed 120.....................         1          50,001       0.02         50,001      8.750      120.00       582       22.2
Fixed 180.....................        47       2,573,472       1.02         54,755     10.244      146.26       586       76.0
Fixed 240.....................         5         362,424       0.14         72,485     11.171      229.86       576       73.1
Fixed 360.....................       351      48,728,688      19.24        138,828      9.655      356.46       578       79.1
Fixed 480.....................        57      11,531,734       4.55        202,311      9.773      478.71       561       81.1
                                   -----    ------------     ------
      TOTAL/AVG./WTD. AVG.....     1,660    $253,204,049     100.00%
                                   =====    ============     ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01- $25,000.00.............        25    $    446,681       0.18%      $ 17,867    12.014%     152.16       588       57.1%
$25,000.01 - $50,000.00.......        49       1,759,645       0.69         35,911    11.321      229.52       588       72.3
$50,000.01 - $75,000.00.......       208      13,285,565       5.25         63,873     9.993      364.86       595       82.0
$75,000.01 - $100,000.00......       283      24,649,091       9.73         87,099     9.258      364.76       591       80.6
$100,000.01 - $150,000.00.....       410      51,098,268      20.18        124,630     8.997      376.17       589       79.7
$150,000.01 - $200,000.00.....       291      50,334,782      19.88        172,972     8.712      385.70       577       78.4
$200,000.01 - $250,000.00.....       149      33,413,208      13.20        224,250     8.567      395.62       576       80.3
$250,000.01 - $300,000.00.....       110      30,363,744      11.99        276,034     8.553      395.16       567       78.0
$300,000.01 - $350,000.00.....        76      24,867,436       9.82        327,203     8.421      403.05       573       78.3
$350,000.01 - $400,000.00.....        44      16,512,305       6.52        375,280     8.172      383.40       593       81.1
$400,000.01 - $450,000.00.....        10       4,087,424       1.61        408,742     7.701      378.06       599       75.8
$450,000.01 - $500,000.00.....         5       2,385,900       0.94        477,180     7.216      358.86       629       78.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama ......................        34    $  3,222,517        1.27%     $ 94,780     9.510%     374.56       601       84.9%
Alaska .......................         5         602,112        0.24       120,422     9.020      359.91       607       84.6
Arizona ......................        75      12,707,384        5.02       169,432     8.485      391.73       597       79.8
Arkansas .....................        14       1,662,570        0.66       118,755     9.118      350.32       584       88.2
California ...................       151      40,407,918       15.96       267,602     7.948      403.97       576       74.6
Colorado .....................        24       3,640,743        1.44       151,698     8.737      370.21       601       85.5
Connecticut ..................        32       5,547,546        2.19       173,361     8.835      371.14       604       81.9
Delaware .....................         5         887,950        0.35       177,590     7.858      391.59       600       81.3
District of Columbia .........         3         562,685        0.22       187,562     7.701      401.48       585       69.7
Florida ......................       219      37,054,120       14.63       169,197     8.671      387.71       576       77.4
Georgia ......................        84      11,346,558        4.48       135,078     9.778      370.21       579       83.7
Hawaii .......................        11       2,854,092        1.13       259,463     7.527      396.50       629       77.9
Idaho ........................        16       2,095,630        0.83       130,977     8.816      387.53       607       82.4
Illinois .....................        41       5,656,444        2.23       137,962     8.982      365.86       584       77.9
Indiana ......................        29       2,671,604        1.06        92,124     9.578      358.05       591       84.3
Iowa .........................        17       1,743,550        0.69       102,562    10.061      363.73       588       87.6
Kansas .......................         8         575,071        0.23        71,884    10.335      346.45       573       80.9
Kentucky .....................        20       2,404,197        0.95       120,210     8.690      359.22       587       86.8
Louisiana ....................        23       2,836,167        1.12       123,312     9.159      365.15       593       87.4
Maine ........................         2         312,600        0.12       156,300    10.915      360.00       576       89.8
Maryland .....................        29       4,184,982        1.65       144,310     8.413      361.16       589       79.3
Massachusetts ................        31       7,054,438        2.79       227,563     8.744      384.62       579       82.8
Michigan .....................        58       5,424,665        2.14        93,529     9.531      361.85       580       81.4
Minnesota ....................        27       3,423,161        1.35       126,784     8.650      367.30       598       79.9
Mississippi ..................        15       1,833,517        0.72       122,234     8.737      351.88       592       87.0
Missouri .....................        38       3,200,668        1.26        84,228     9.755      369.82       590       84.6
Montana ......................         7       1,268,922        0.50       181,275     8.441      379.10       589       88.1
Nebraska .....................         7         667,429        0.26        95,347     9.833      364.78       578       87.5
Nevada .......................        23       4,551,937        1.80       197,910     8.065      387.82       586       77.6
New Hampshire ................         5         947,750        0.37       189,550     8.048      406.14       561       78.1
New Jersey ...................        22       4,542,391        1.79       206,472     9.606      372.05       565       78.2
New Mexico ...................        13       1,628,894        0.64       125,300     9.423      366.87       604       79.5
New York .....................        52      12,452,448        4.92       239,470     8.934      387.64       570       74.7
North Carolina ...............        43       4,557,705        1.80       105,993     9.552      368.31       585       81.8
Ohio .........................        46       4,149,622        1.64        90,209     9.421      380.45       591       83.0
Oklahoma .....................        16       1,254,878        0.50        78,430    10.025      372.97       570       85.7
Oregon .......................        25       5,157,957        2.04       206,318     8.748      403.35       566       75.7
Pennsylvania .................        59       6,215,566        2.45       105,349     9.022      353.01       582       80.1
Rhode Island .................         1         166,000        0.07       166,000     7.625      360.00       553       67.8
South Carolina ...............        19       1,930,353        0.76       101,598     9.942      352.42       574       79.7
South Dakota .................         2         165,737        0.07        82,869    10.028      359.61       538       83.0
Tennessee ....................        49       4,677,610        1.85        95,461     9.344      364.01       587       82.9
Texas ........................       117      11,207,490        4.43        95,791     9.428      363.92       588       80.7
Utah .........................        18       2,653,667        1.05       147,426     8.743      392.54       583       80.6
Vermont ......................         2         375,500        0.15       187,750     8.590      432.70       598       68.8
Virginia .....................        62       9,989,624        3.95       161,123     8.575      397.54       570       79.2
Washington ...................        39       8,413,968        3.32       215,743     8.211      403.84       579       79.3
West Virginia ................         8         776,163        0.31        97,020     9.525      355.19       584       81.7
Wisconsin ....................        12       1,277,748        0.50       106,479    10.143      360.99       587       78.2
Wyoming ......................         2         261,800        0.10       130,900     7.807      360.00       632       86.9
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049      100.00%
                                   =====    ============      ======

                                       A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less ................        52    $  5,580,693        2.20%     $107,321     8.284%     358.57       558       43.0%
50.01 - 55.00 ................        22       3,710,066        1.47       168,639     7.688      385.87       558       52.7
55.01 - 60.00 ................        44       6,772,726        2.67       153,926     8.175      393.12       559       57.7
60.01 - 65.00 ................        63       8,606,785        3.40       136,616     8.196      386.06       560       63.1
65.01 - 70.00 ................       112      20,526,316        8.11       183,271     8.519      392.69       562       68.6
70.01 - 75.00 ................       152      25,845,574       10.21       170,037     8.761      391.66       563       74.0
75.01 - 80.00 ................       601      84,217,996       33.26       140,130     8.715      381.28       591       79.6
80.01 - 85.00 ................       206      35,384,879       13.97       171,771     8.922      383.70       575       84.4
85.01 - 90.00 ................       269      45,424,441       17.94       168,864     8.821      380.36       597       89.5
90.01 - 95.00 ................       111      14,204,390        5.61       127,967    10.049      372.45       591       94.9
95.01 - 100.00 ...............        28       2,930,181        1.16       104,649     9.690      362.11       645       99.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049      100.00%
                                   =====    ============      ======

         COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF                WEIGHTED   WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE      AVERAGE   AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT       GROSS   REMAINING    BUREAU    LOAN-TO-
RANGE OF COMBINED LOAN-          MORTGAGE      BALANCE       BALANCE     PRINCIPAL    MORTGAGE     TERM       RISK       VALUE
TO-VALUE RATIOS (%)                LOANS     OUTSTANDING   OUTSTANDING    BALANCE       RATE     (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less ................        51    $  5,403,393        2.13%     $105,949     8.314%     358.53       558       42.8%
50.01 - 55.00 ................        21       3,410,066        1.35       162,384     7.617      377.59       561       52.9
55.01 - 60.00 ................        45       6,950,026        2.74       154,445     8.155      392.28       559       57.5
60.01 - 65.00 ................        63       8,606,785        3.40       136,616     8.196      386.06       560       63.1
65.01 - 70.00 ................       111      20,311,316        8.02       182,985     8.527      391.77       562       68.6
70.01 - 75.00 ................       132      24,119,261        9.53       182,722     8.775      395.13       559       73.9
75.01 - 80.00 ................       293      50,442,271       19.92       172,158     8.687      386.31       567       79.3
80.01 - 85.00 ................       200      34,388,889       13.58       171,944     8.923      383.57       575       84.4
85.01 - 90.00 ................       274      45,996,842       18.17       167,872     8.826      380.84       596       89.2
90.01 - 95.00 ................       119      15,386,187        6.08       129,296     9.862      371.44       593       93.7
95.01 - 100.00 ...............       351      38,189,011       15.08       108,801     8.846      373.07       626       81.3
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049      100.00%
                                   =====    ============      ======

----------
(1)  The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
     Properties. See the definition of "Combined Loan-to-Value Ratio" under "The
     Mortgage Pool--Loan-to-Value Ratio" in the Prospectus Supplement.

                                       A-4

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................         1    $    265,000       0.10%      $265,000     5.500%     480.00       555       53.5%
5.501 - 6.000.................         5       1,341,500       0.53        268,300     5.813      382.50       588       61.4
6.001 - 6.500.................        11       2,581,179       1.02        234,653     6.413      382.91       592       74.2
6.501 - 7.000.................        87      19,544,444       7.72        224,649     6.850      374.52       623       76.5
7.001 - 7.500.................       121      24,097,312       9.52        199,151     7.330      386.36       608       76.3
7.501 - 8.000.................       200      37,778,896      14.92        188,894     7.810      384.93       593       76.4
8.001 - 8.500.................       194      33,628,589      13.28        173,343     8.331      385.72       587       79.7
8.501 - 9.000.................       254      39,705,918      15.68        156,323     8.772      396.39       575       79.2
9.001 - 9.500.................       188      24,764,274       9.78        131,725     9.304      383.12       571       80.5
9.501 - 10.000................       219      27,051,863      10.68        123,524     9.772      376.28       565       82.0
10.001 - 10.500...............       110      12,767,752       5.04        116,070    10.304      380.35       564       84.8
10.501 - 11.000...............       106      11,514,983       4.55        108,632    10.790      368.88       561       83.5
11.001 - 11.500...............        60       8,044,005       3.18        134,067    11.298      380.32       546       81.2
11.501 - 12.000...............        49       5,557,652       2.19        113,421    11.795      360.90       549       80.4
12.001 - 12.500...............        31       3,536,509       1.40        114,081    12.250      368.07       565       87.5
12.501 - 13.000...............        12         734,120       0.29         61,177    12.755      294.13       580       80.2
13.001 - 13.500...............         5         127,834       0.05         25,567    13.269      132.78       589       69.1
13.501 - 14.000...............         6         132,913       0.05         22,152    13.821      215.84       581       67.1
Greater than 14.000...........         1          29,305       0.01         29,305    14.400      286.00       553       65.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,356    $201,708,790      79.66%      $148,753    8.790%      382.30       581       79.5%
Planned Unit Development......       181      31,846,051      12.58        175,945    8.752       384.71       583       79.3
Low-Rise Condominium..........        85      12,901,978       5.10        151,788    8.620       391.06       595       78.1
Two Family Home...............        32       5,434,025       2.15        169,813    8.964       375.31       581       75.7
Three Family Home.............         3         588,294       0.23        196,098    9.754       356.57       565       66.4
Four Family Home..............         2         429,293       0.17        214,646    7.889       354.06       678       87.7
High-Rise Condominium.........         1         295,620       0.12        295,620    8.980       360.00       583       80.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     1,017    $182,700,715      72.16%      $179,647     8.634%     386.39       573       77.7%
Purchase......................       566      59,149,339      23.36        104,504     9.250      371.63       609       83.6
Refinance - Rate/Term.........        77      11,353,996       4.48        147,454     8.713      382.53       585       82.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-5

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     1,607    $247,297,324      97.67%      $153,888    8.768%      383.87       581       79.2%
Investment Property...........        44       4,765,400       1.88        108,305    9.420       337.59       609       81.3
Second Home...................         9       1,141,325       0.45        126,814    9.117       332.56       607       84.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120.......................        37    $  1,139,805       0.45%      $ 30,806    11.310%     101.54       597       68.2%
121 - 180.....................        13       1,527,942       0.60        117,534     9.439      179.07       578       79.0
181 - 300.....................        38       2,159,195       0.85         56,821    11.220      274.26       580       76.5
301 - 360.....................     1,283     192,645,581      76.08        150,152     8.752      359.28       587       79.8
Greater than 360..............       289      55,731,526      22.01        192,843     8.718      479.48       566       77.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)    SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     1,065    $152,852,699      60.37%      $143,524    8.661%      377.76       581       80.4%
Stated Income.................       595     100,351,350      39.63        168,658    8.965       390.40       584       77.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-6

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

741 - 760.....................         3    $    352,820       0.14%      $117,607     8.163%     360.00       750       85.4%
721 - 740.....................         4         873,099       0.34        218,275     7.614      354.18       733       88.1
701 - 720.....................        22       2,379,792       0.94        108,172     8.183      365.54       709       82.6
681 - 700.....................        30       4,446,868       1.76        148,229     8.128      377.27       689       84.4
661 - 680.....................        48       7,634,356       3.02        159,049     7.886      372.12       669       83.3
641 - 660.....................        95      11,720,219       4.63        123,371     8.596      363.23       650       82.6
621 - 640.....................       158      22,763,856       8.99        144,075     8.033      363.24       629       80.3
601 - 620.....................       229      34,565,775      13.65        150,942     8.249      384.82       610       81.2
581 - 600.....................       297      42,755,318      16.89        143,957     8.589      375.58       590       80.8
561 - 580.....................       236      35,294,421      13.94        149,553     8.922      379.92       570       81.1
541 - 560.....................       212      35,021,131      13.83        165,194     8.987      396.31       550       78.1
521 - 540.....................       189      32,869,238      12.98        173,911     9.449      400.54       531       74.5
501 - 520.....................       125      20,757,651       8.20        166,061     9.863      391.50       512       73.9
500 or Less...................        12       1,769,506       0.70        147,459     9.744      355.07       499       73.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     1,254    $186,652,246      73.72%      $148,845     8.672%     382.90       591       80.4%
A-............................       108      19,922,214       7.87        184,465     8.996      371.47       554       77.0
B.............................       148      26,652,777      10.53        180,086     9.255      388.22       551       76.7
C.............................        93      12,945,587       5.11        139,200     8.943      390.24       563       71.7
C-............................        51       6,617,461       2.61        129,754     8.904      380.31       580       82.7
D.............................         6         413,764       0.16         68,961    10.258      319.88       541       73.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                       A-7

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       381    $ 47,634,900      18.81%      $125,026     9.675%     363.59       578       79.9%
12............................        63      14,450,169       5.71        229,368     8.562      380.47       575       75.6
24............................       962     153,599,702      60.66        159,667     8.468      390.99       584       79.3
36............................       254      37,519,279      14.82        147,714     9.015      374.35       583       79.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                WEIGHTED
                                AVERAGE                             PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                               MONTHS TO    NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE    AVERAGE
                                  NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT    LOAN-TO-
RANGE OF MONTHS TO NEXT        ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
ADJUSTMENT DATE                   DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
-----------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  ----------  --------

0 - 6........................       6           20   $  3,324,772       1.75%    $166,239    7.906%    356.13       572       82.5%
7 - 12.......................      11            2        196,263       0.10       98,132    7.472     346.96       599       82.4
13 - 18......................      17           33      6,069,603       3.20      183,927    8.711     352.93       578       79.2
19 - 24......................      24        1,080    169,481,625      89.22      156,927    8.510     390.21       584       79.1
25 - 31......................      29           20      2,495,079       1.31      124,754    8.352     352.58       590       84.3
32 - 37......................      36           44      8,390,388       4.42      190,691    7.832     375.93       604       80.2
                                             -----   ------------     ------
   TOTAL/AVG./WTD. AVG.......                1,199   $189,957,730     100.00%
                                             =====   ============     ======

          GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.001 - 2.000.................         1    $    157,250       0.08%      $157,250      9.700%    360.00       532       85.0%
2.001 - 3.000.................         3         750,100       0.39        250,033      7.378     419.03       583       84.9
3.001 - 4.000.................         4       1,005,180       0.53        251,295      8.268     399.60       600       85.3
4.001 - 5.000.................        28       4,604,075       2.42        164,431      7.686     387.15       604       79.6
5.001 - 6.000.................       193      32,810,699      17.27        170,004      7.821     385.05       600       77.0
6.001 - 7.000.................       471      80,620,287      42.44        171,168      8.196     386.02       584       78.0
7.001 - 8.000.................       315      49,151,821      25.88        156,038      8.956     391.13       576       81.1
8.001 - 9.000.................       122      15,828,559       8.33        129,742      9.295     383.71       577       81.7
9.001 - 10.000................        47       3,942,964       2.08         83,893     10.507     386.33       581       87.2
10.001 - 11.000...............        12         888,164       0.47         74,014     11.362     404.19       591       91.3
11.001 - 12.000...............         3         198,631       0.10         66,210     12.357     359.36       593       92.2
                                   -----    ------------     ------
      TOTAL/AVG./WTD. AVG.....     1,199    $189,957,730     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.811%.

                                      A-8

      MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500...............         3    $    822,200        0.43%     $274,067     6.110%     398.68       587       68.9%
12.501 - 13.000...............        23       6,045,839        3.18       262,863     6.624      373.36       630       75.2
13.001 - 13.500...............        42       8,346,735        4.39       198,732     7.149      390.07       608       76.3
13.501 - 14.000...............       115      23,530,080       12.39       204,609     7.278      387.35       605       77.0
14.001 - 14.500...............       102      19,981,876       10.52       195,901     7.679      390.36       596       76.8
14.501 - 15.000...............       167      30,839,029       16.23       184,665     8.148      390.95       583       78.0
15.001 - 15.500...............       154      24,949,705       13.13       162,011     8.509      383.80       581       80.4
15.501 - 16.000...............       202      31,094,333       16.37       153,932     8.958      397.66       569       79.8
16.001 - 16.500...............       133      17,058,218        8.98       128,257     9.367      385.84       573       81.0
16.501 - 17.000...............       128      15,452,036        8.13       120,719     9.797      374.93       566       82.7
17.001 - 17.500...............        60       5,967,466        3.14        99,458    10.327      375.57       568       85.5
17.501 - 18.000...............        40       3,690,408        1.94        92,260    10.743      375.91       578       84.8
18.001 - 18.500...............        14         940,461        0.50        67,176    11.346      377.42       594       89.6
18.501 - 19.000...............         9         786,061        0.41        87,340    11.738      369.41       576       89.3
19.001 - 19.500...............         5         285,973        0.15        57,195    12.199      349.85       607       86.8
Greater than 19.500...........         2         167,310        0.09        83,655    12.670      360.00       571       97.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.195%.

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INITIAL PERIODIC RATE CAP(%)       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        18    $  3,263,280        1.72%     $181,293     7.799%     359.84       572       83.2%
1.500.........................       848     127,462,544       67.10       150,310     8.529      386.03       585       79.4
2.000.........................        12       2,864,377        1.51       238,698     8.333      372.29       589       76.4
3.000.........................       319      55,954,077       29.46       175,405     8.392      392.62       584       79.1
4.000.........................         1         197,452        0.10       197,452     7.450      359.00       609       79.0
7.000.........................         1         216,000        0.11       216,000     9.050      360.00       620       90.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.950%.

                                       A-9

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       331    $ 59,321,161       31.23%     $179,218     8.361%     391.29       583       79.0%
1.500.........................       867     130,439,118       68.67       150,449     8.525      385.46       585       79.4
2.500.........................         1         197,452        0.10       197,452     7.450      359.00       609       79.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 1
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.345%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000 or Less.................         1    $    107,200        0.06%     $107,200     7.750%     360.00       581       80.0%
4.001 - 5.000.................         2         439,000        0.23       219,500     6.889      429.70       619       77.1
5.001 - 6.000.................        26       5,371,599        2.83       206,600     7.070      396.00       590       71.4
6.001 - 7.000.................       104      22,935,494       12.07       220,534     7.099      385.36       607       76.4
7.001 - 8.000.................       272      51,745,281       27.24       190,240     7.785      388.48       595       77.5
8.001 - 9.000.................       358      58,532,893       30.81       163,500     8.587      393.35       579       79.7
9.001 - 10.000................       299      38,162,769       20.09       127,635     9.540      379.33       567       81.8
Greater than 10.000...........       137      12,663,493        6.67        92,434    10.687      376.43       574       86.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.332%.

                                      A-10

      NEXT ADJUSTMENT DATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

October 2006..................         1    $     42,107       0.02%      $ 42,107    12.000%     271.00       515       75.0%
November 2006.................         2         116,984       0.06         58,492    10.865      286.53       594       64.2
January 2007..................         1         183,770       0.10        183,770     8.375      358.00       550       80.0
February 2007.................         1         159,000       0.08        159,000     6.625      359.00       572       74.0
March 2007....................         9       1,707,410       0.90        189,712     7.699      360.00       569       84.9
April 2007....................         6       1,115,500       0.59        185,917     7.864      360.00       582       82.6
July 2007.....................         1         101,663       0.05        101,663     8.050      346.00       552       84.7
September 2007................         1          94,600       0.05         94,600     6.850      348.00       650       80.0
December 2007.................         1         129,000       0.07        129,000     8.125      351.00       588       89.6
January 2008..................        11       1,769,746       0.93        160,886     8.703      352.00       590       82.6
February 2008.................        14       2,575,112       1.36        183,937     8.491      353.00       578       78.9
March 2008....................         7       1,595,745       0.84        227,964     9.123      354.00       563       75.1
April 2008....................         3         607,597       0.32        202,532     8.157      355.00       575       79.3
May 2008......................         3         530,687       0.28        176,896     8.051      420.37       576       76.3
June 2008.....................         7       1,005,335       0.53        143,619     8.980      377.61       549       78.3
July 2008.....................        42       7,504,503       3.95        178,679     8.461      397.44       578       76.7
August 2008...................       143      22,017,558      11.59        153,969     8.788      398.82       575       79.5
September 2008................       513      76,362,572      40.20        148,855     8.648      389.79       588       79.8
October 2008..................       369      61,453,373      32.35        166,540     8.244      387.06       584       78.5
November 2008.................         1         120,088       0.06        120,088     6.550      350.00       643       80.0
January 2009..................         9       1,209,793       0.64        134,421     8.293      352.00       583       85.2
February 2009.................         6         709,197       0.37        118,200     8.888      353.00       585       84.4
March 2009....................         3         393,038       0.21        131,013     8.256      354.00       609       83.3
April 2009....................         1          62,962       0.03         62,962     7.500      355.00       583       80.0
May 2009......................         1         264,000       0.14        264,000     8.400      356.00       591       80.0
June 2009.....................         3         415,556       0.22        138,519     7.503      357.00       612       74.9
August 2009...................         7       1,765,829       0.93        252,261     7.915      359.00       590       82.9
September 2009................        22       3,411,594       1.80        155,072     7.922      386.30       612       77.8
October 2009..................        11       2,533,410       1.33        230,310     7.649      378.95       603       82.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,199    $189,957,730     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is September 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................     1,484    $216,755,397      85.61%      $146,062    8.955%      386.74       576       78.9%
24............................         3         415,600       0.16        138,533    8.083       352.30       618       77.0
36............................         2         306,300       0.12        153,150    8.318       352.64       637       87.1
60............................       171      35,726,752      14.11        208,928    7.742       359.30       616       81.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,660    $253,204,049     100.00%
                                   =====    ============     ======

                                      A-11

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........         9    $  1,292,090       0.33%      $143,566     9.322%     360.00       579       83.4%
2/28 6-month LIBOR............       881     142,548,487      35.97        161,803     9.241      359.45       607       82.1
2/38 6-month LIBOR............       226      54,260,958      13.69        240,093     8.931      479.76       604       80.9
2/3 6-month LIBOR - 60
   month Interest Only........         1         279,096       0.07        279,096     8.950       59.00       598       80.0
2/28 6-month LIBOR -
   24-month Interest Only.....         6       1,441,400       0.36        240,233     7.800      352.48       644       79.3
2/28 6-month LIBOR -
   60-month Interest Only            262      69,432,894      17.52        265,011     7.997      359.57       640       80.8
3/27 6-month LIBOR............        42       6,511,501       1.64        155,036     9.177      350.94       592       78.9
3/37 6-month LIBOR............         4       1,475,000       0.37        368,750     8.634      480.00       604       76.7
3/27 6-month LIBOR -
   36-month Interest Only.....         6       1,366,903       0.34        227,817     7.568      351.71       648       80.0
3/27 6-month LIBOR -
   60-month Interest Only.....         4         813,020       0.21        203,255     7.985      360.00       717       73.3
5/25 6-month LIBOR............        18       3,253,298       0.82        180,739     8.233      359.81       647       80.9
5/35 6-month LIBOR............         5       1,440,000       0.36        288,000     7.990      480.00       601       78.3
5/25 6-month LIBOR -
   120-month Interest Only....         1         300,000       0.08        300,000     6.875      360.00       637       84.5
5/25 6-month LIBOR -
   60-month Interest Only.....         1         260,950       0.07        260,950     8.000      360.00       635       85.0
10-Year Fixed.................         1         127,000       0.03        127,000     8.625      120.00       619       72.4
15-Year Fixed.................        27       1,341,541       0.34         49,687     9.424      153.89       599       78.8
15-Year Fixed - Credit
   Comeback...................         4         148,496       0.04         37,124    10.410      139.62       601       63.5
20-Year Fixed.................         2         131,029       0.03         65,514     8.228      208.59       656       63.5
25-Year Fixed.................         1          72,300       0.02         72,300     7.875      300.00       726       83.1
30-Year Fixed.................       300      62,007,019      15.65        206,690     8.672      356.29       589       79.9
30-Year Fixed - Credit
   Comeback...................        78      15,247,314       3.85        195,478     9.232      357.99       582       81.4
40-Year Fixed.................        48      15,147,203       3.82        315,567     8.566      479.60       585       81.2
40-Year Fixed - Credit
   Comeback...................        12       2,822,232       0.71        235,186     9.029      479.51       561       71.0
30-Year Fixed - 60-month
   Interest Only..............        36      13,741,020       3.47        381,695     7.726      359.23       619       82.5
30/15-Year Fixed Balloon......        10         365,945       0.09         36,595    11.745      103.57       573       71.9
40/30-Year Fixed Balloon......         1         487,154       0.12        487,154    11.650      359.00       640       80.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-12

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 60........................         1    $    279,096       0.07%      $279,096    8.950%       59.00       598       80.0%
ARM 360.......................     1,230     227,220,543      57.33        184,732    8.817       359.17       618       81.5
ARM 480.......................       235      57,175,958      14.43        243,302    8.899       479.77       604       80.7
Fixed 120.....................         1         127,000       0.03        127,000    8.625       120.00       619       72.4
Fixed 180.....................        41       1,855,982       0.47         45,268    9.960       142.82       594       76.2
Fixed 240.....................         2         131,029       0.03         65,514    8.228       208.59       656       63.5
Fixed 300.....................         1          72,300       0.02         72,300    7.875       300.00       726       83.1
Fixed 360.....................       415      91,482,507      23.08        220,440    8.639       357.03       593       80.5
Fixed 480.....................        60      17,969,435       4.53        299,491    8.639       479.59       581       79.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01 - $25,000.00............        20    $    374,008       0.09%      $ 18,700    11.323%     139.43       616       58.5%
$25,000.01 - $50,000.00.......        61       2,354,761       0.59         38,603    10.963      254.95       591       71.2
$50,000.01 - $75,000.00.......       166      10,530,776       2.66         63,438    10.006      358.64       603       81.7
$75,000.01 - $100,000.00......       238      20,918,521       5.28         87,893     9.478      365.15       605       79.6
$100,000.01 - $150,000.00.....       440      54,437,654      13.74        123,722     9.347      369.54       605       81.2
$150,000.01 - $200,000.00.....       332      57,965,407      14.63        174,595     9.076      378.13       609       81.5
$200,000.01 - $250,000.00.....       223      49,852,992      12.58        223,556     8.996      383.76       610       81.5
$250,000.01 - $300,000.00.....       141      38,640,802       9.75        274,048     8.715      384.40       615       81.1
$300,000.01 - $350,000.00.....        92      29,974,376       7.56        325,808     8.311      383.43       616       81.0
$350,000.01 - $400,000.00.....        62      23,176,704       5.85        373,818     8.201      384.77       616       81.9
$400,000.01 - $450,000.00.....        62      26,528,648       6.69        427,881     8.432      400.50       599       82.4
$450,000.01 - $500,000.00.....        72      34,426,346       8.69        478,144     8.102      386.50       599       79.2
$500,000.01 - $550,000.00.....        30      15,793,874       3.99        526,462     8.342      395.83       611       84.3
$550,000.01 - $600,000.00.....        18      10,368,546       2.62        576,030     8.155      386.02       610       82.6
$600,000.01 - $650,000.00.....         9       5,704,981       1.44        633,887     8.433      359.78       619       81.6
$650,000.01 - $700,000.00.....         5       3,474,320       0.88        694,864     7.991      407.35       603       80.2
$700,000.01 - $750,000.00.....         5       3,679,665       0.93        735,933     7.383      382.98       609       75.3
$750,000.01 - $800,000.00.....         7       5,443,550       1.37        777,650     8.080      394.38       605       75.9
$800,000.01 - $850,000.00.....         1         840,000       0.21        840,000     8.375      359.00       638       67.2
Greater than $900,000.00......         2       1,827,918       0.46        913,959     8.498      360.00       637       82.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-13

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        44    $  5,022,211       1.27%      $114,141     9.420%     361.26       591       85.3%
Alaska........................         4         668,181       0.17        167,045     8.364      377.42       643       87.7
Arizona.......................        88      17,869,324       4.51        203,061     8.419      382.56       612       78.8
Arkansas......................         9       1,257,347       0.32        139,705    10.441      353.11       622       88.8
California....................       291     104,274,609      26.31        358,332     7.941      391.48       612       78.7
Colorado......................        28       4,633,762       1.17        165,491     8.995      383.14       610       83.8
Connecticut...................        22       5,342,057       1.35        242,821     9.430      386.44       578       83.1
Delaware......................        12       1,970,350       0.50        164,196     9.438      360.00       589       80.3
District of Columbia..........         5       2,164,000       0.55        432,800     8.630      374.25       585       76.1
Florida.......................       294      58,000,402      14.63        197,280     8.943      379.22       614       80.1
Georgia.......................        55       8,136,722       2.05        147,940     9.754      361.73       604       85.0
Hawaii........................         7       3,208,051       0.81        458,293     7.663      394.01       605       77.8
Idaho.........................         7       1,378,841       0.35        196,977     8.817      386.29       605       73.3
Illinois......................        55      11,920,323       3.01        216,733     9.435      369.21       612       83.0
Indiana.......................        34       4,045,181       1.02        118,976     9.275      354.04       600       83.9
Iowa..........................         5         523,759       0.13        104,752    10.639      358.85       577       85.0
Kansas........................         5         615,657       0.16        123,131     9.053      358.13       594       86.6
Kentucky......................        17       1,562,136       0.39         91,890     9.814      338.46       597       82.9
Louisiana.....................        25       3,515,900       0.89        140,636     9.556      362.58       584       84.4
Maine.........................         3         417,600       0.11        139,200     9.280      360.00       602       61.3
Maryland......................        25       6,969,986       1.76        278,799     8.736      406.01       604       81.8
Massachusetts.................        21       6,129,809       1.55        291,896     8.795      389.74       599       79.9
Michigan......................       109      11,583,458       2.92        106,270     9.533      378.16       613       83.8
Minnesota.....................        14       3,264,902       0.82        233,207     9.607      417.03       618       88.3
Mississippi...................        27       3,648,860       0.92        135,143     9.347      362.53       581       87.8
Missouri......................        40       4,258,346       1.07        106,459     9.745      358.52       595       82.9
Montana.......................         8       1,380,525       0.35        172,566     8.936      379.85       593       78.0
Nebraska......................         3         446,731       0.11        148,910     9.601      359.67       574       82.0
Nevada........................        44      10,975,698       2.77        249,448     8.491      378.72       619       82.0
New Hampshire.................        11       2,518,659       0.64        228,969     8.982      385.90       596       84.1
New Jersey....................        32       7,802,090       1.97        243,815     8.998      366.27       614       80.8
New Mexico....................         7       1,209,070       0.31        172,724     8.195      358.67       603       78.2
New York......................        39      10,702,722       2.70        274,429     8.968      367.38       626       80.6
North Carolina................        28       4,556,719       1.15        162,740     9.781      377.49       595       85.0
North Dakota..................         2         220,316       0.06        110,158     9.796      420.81       590       90.3
Ohio..........................        28       3,296,764       0.83        117,742     9.691      364.36       610       86.5
Oklahoma......................        22       1,782,045       0.45         81,002     9.726      329.65       596       84.1
Oregon........................        30       5,304,557       1.34        176,819     9.099      405.28       599       79.7
Pennsylvania..................        67       9,273,609       2.34        138,412     9.443      379.52       605       83.0
Rhode Island..................         3         669,500       0.17        223,167    10.117      360.00       589       78.4
South Carolina................        13       1,795,628       0.45        138,125     9.690      362.39       595       82.1
South Dakota..................         1         104,500       0.03        104,500     9.500      360.00       566       95.0
Tennessee.....................        40       5,283,581       1.33        132,090     9.092      367.06       603       80.4
Texas.........................       213      25,522,141       6.44        119,822     9.392      362.83       604       83.5
Utah..........................        12       1,335,140       0.34        111,262     8.962      381.03       621       83.2
Virginia......................        66      15,012,392       3.79        227,460     8.973      385.90       595       81.9
Washington....................        46      11,539,640       2.91        250,862     8.257      393.62       612       82.3
West Virginia.................         3         303,473       0.08        101,158    10.493      349.53       588       83.0
Wisconsin.....................        18       2,423,694       0.61        134,650     9.992      355.41       635       82.9
Wyoming.......................         4         472,888       0.12        118,222     8.734      317.63       591       85.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-14

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       63     $  8,772,227       2.21%      $139,242     8.332%     393.66       578       40.7%
50.01 - 55.00.................       27        5,922,487       1.49        219,351     8.166      399.46       576       52.9
55.01 - 60.00.................       21        2,971,477       0.75        141,499     9.172      373.42       560       58.0
60.01 - 65.00.................       48        9,245,280       2.33        192,610     8.256      361.18       580       62.8
65.01 - 70.00.................       90       17,772,427       4.48        197,471     8.923      370.70       578       68.5
70.01 - 75.00.................      118       27,858,165       7.03        236,086     8.277      382.61       581       73.9
75.01 - 80.00.................      870      165,363,704      41.73        190,073     8.555      378.06       627       79.9
80.01 - 85.00.................      191       40,052,591      10.11        209,699     8.912      392.54       584       84.7
85.01 - 90.00.................      351       82,892,004      20.92        236,160     9.005      379.13       612       89.6
90.01 - 95.00.................      159       28,140,013       7.10        176,981     9.724      379.85       597       94.9
95.01 - 100.00................       48        7,323,476       1.85        152,572    10.325      381.83       621       99.7
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG........    1,986     $396,313,851     100.00%
                                  =====     ============     ======

         COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF COMBINED LOAN-          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
TO-VALUE RATIOS (%)                LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       61     $  8,293,891       2.09%      $135,965    8.267%      389.51       580       40.4%
50.01 - 55.00.................       24        4,985,349       1.26        207,723    7.929       387.89       583       52.6
55.01 - 60.00.................       20        2,952,703       0.75        147,635    9.164       375.13       559       58.0
60.01 - 65.00.................       48        9,245,280       2.33        192,610    8.256       361.18       580       62.8
65.01 - 70.00.................       84       16,251,241       4.10        193,467    8.907       373.64       574       68.6
70.01 - 75.00.................       98       23,164,256       5.84        236,370    8.476       387.58       572       73.4
75.01 - 80.00.................      189       40,762,934      10.29        215,677    8.659       388.96       590       79.3
80.01 - 85.00.................      192       40,292,591      10.17        209,857    8.899       392.34       584       84.6
85.01 - 90.00.................      354       83,427,580      21.05        235,671    9.010       379.57       612       89.3
90.01 - 95.00.................      174       32,221,304       8.13        185,180    9.497       377.53       601       92.6
95.01 - 100.00................      742      134,716,723      33.99        181,559    8.609       374.94       637       80.8
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG........    1,986     $396,313,851     100.00%
                                  =====     ============     ======

------------
(1)  The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
     Properties. See the definition of "Combined Loan-to-Value Ratio" under "The
     Mortgage Pool--Loan-to-Value Ratio" in the Prospectus Supplement.

                                      A-15

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................        3     $    710,690       0.18%      $236,897     5.314%    360.00       638        80.0%
5.501 - 6.000.................        2        1,044,742       0.26        522,371     6.000     442.36       628        60.2
6.001 - 6.500.................       27       10,252,423       2.59        379,719     6.295     390.90       612        75.0
6.501 - 7.000.................       97       33,226,370       8.38        342,540     6.831     371.35       622        78.4
7.001 - 7.500.................      104       32,292,612       8.15        310,506     7.356     380.21       628        77.4
7.501 - 8.000.................      187       46,611,086      11.76        249,257     7.810     375.38       628        81.3
8.001 - 8.500.................      230       49,083,488      12.39        213,406     8.329     381.85       623        79.3
8.501 - 9.000.................      295       59,777,028      15.08        202,634     8.794     383.33       612        80.1
9.001 - 9.500.................      256       45,698,144      11.53        178,508     9.296     388.04       607        82.8
9.501 - 10.000................      293       49,671,245      12.53        169,526     9.783     379.36       596        83.3
10.001 - 10.500...............      196       29,472,705       7.44        150,371    10.288     385.55       577        83.8
10.501 - 11.000...............      152       21,054,005       5.31        138,513    10.772     379.63       566        84.1
11.001 - 11.500...............       61        8,250,175       2.08        135,249    11.301     363.88       570        86.2
11.501 - 12.000...............       50        5,551,179       1.40        111,024    11.746     357.57       581        86.0
12.001 - 12.500...............       22        2,774,161       0.70        126,098    12.241     344.94       568        85.3
12.501 - 13.000...............        8          755,529       0.19         94,441    12.781     361.56       594        86.2
13.001 - 13.500...............        3           88,269       0.02         29,423    13.127     244.33       555        67.9
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG.....       1,986     $396,313,851     100.00%
                                  =====     ============     ======

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......    1,407     $274,099,916      69.16%      $194,812    8.780%     381.56       606        80.5%
Planned Unit Development......      368       83,544,869      21.08        227,024    8.710      377.46       607        83.0
Low-Rise Condominium..........      153       27,545,466       6.95        180,036    8.927      380.06       626        81.0
Two Family Home...............       37        8,491,018       2.14        229,487    9.268      375.11       646        81.8
Manufactured Housing(1).......       15        1,352,463       0.34         90,164    9.123      318.86       616        71.2
Three Family Home.............        2          706,700       0.18        353,350    7.622      360.00       615        69.7
High-Rise Condominium.........        3          479,920       0.12        159,973    8.667      360.00       610        75.1
Four Family Home..............        1           93,500       0.02         93,500    9.750      360.00       600        85.0
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG.....       1,986     $396,313,851     100.00%
                                  =====     ============     ======

------------
(1)  Treated as real property.

                                      A-16

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Purchase......................     1,098    $200,136,971      50.50%      $182,274    8.822%      378.49       622       83.1%
Refinance - Cash Out..........       824     183,656,930      46.34        222,885    8.732       383.05       595       78.7
Refinance - Rate/Term.........        64      12,519,950       3.16        195,624    8.967       364.85       603       82.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     1,874    $381,011,119      96.14%      $203,314    8.763%      380.33       607       81.0%
Investment Property...........        90      11,723,965       2.96        130,266    9.337       374.61       646       84.0
Second Home...................        22       3,578,766       0.90        162,671    9.295       380.92       606       80.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120.......................        32    $  1,300,886       0.33%      $ 40,653    10.449%      95.05       594       73.2%
121 - 180.....................        16       1,166,197       0.29         72,887     9.021      173.30       607       80.3
181 - 300.....................        56       3,675,164       0.93         65,628    10.235      284.91       611       73.0
301 - 360.....................     1,587     315,026,211      79.49        198,504     8.748      359.48       611       81.3
Greater than 360..............       295      75,145,393      18.96        254,730     8.837      479.73       598       80.4
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-17

             LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Stated Income.................     1,006    $213,565,009      53.89%      $212,291    8.987%      386.56       617       79.6%
Full Documentation............       980     182,748,842      46.11        186,478    8.549       372.71       599       82.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         1    $      7,421         (2)      $  7,421    11.000%      25.00       803       94.9%
781 - 800.....................         1         140,000       0.04%       140,000     8.250      360.00       783       80.0
761 - 780.....................         4       1,394,400       0.35        348,600     8.988      360.00       771       82.9
741 - 760.....................        10       2,582,795       0.65        258,280     7.699      381.90       750       78.7
721 - 740.....................        19       3,640,231       0.92        191,591     8.518      382.62       729       81.8
701 - 720.....................        37       6,907,756       1.74        186,696     8.155      367.20       709       79.4
681 - 700.....................        88      19,860,016       5.01        225,682     7.935      383.36       689       82.6
661 - 680.....................       120      23,787,620       6.00        198,230     8.090      378.21       670       81.9
641 - 660.....................       198      40,359,331      10.18        203,835     8.584      372.34       649       83.1
621 - 640.....................       294      56,406,100      14.23        191,857     8.667      376.75       630       82.4
601 - 620.....................       307      63,874,965      16.12        208,062     8.491      379.10       610       81.2
581 - 600.....................       319      61,538,253      15.53        192,910     8.789      375.60       591       81.4
561 - 580.....................       246      51,525,942      13.00        209,455     9.097      385.78       570       81.9
541 - 560.....................       141      26,874,846       6.78        190,602     9.397      383.89       550       80.2
521 - 540.....................       109      21,197,359       5.35        194,471     9.903      397.42       531       77.6
501 - 520.....................        88      15,902,343       4.01        180,708     9.909      393.69       512       70.6
500 or Less...................         4         314,471       0.08         78,618    10.239      323.34       492       74.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

(2)  Less than 0.01%.

                                      A-18

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     1,576    $320,802,524      80.95%      $203,555     8.733%     379.01       616       82.3%
A-............................        97      20,246,507       5.11        208,727     8.818      386.91       578       78.7
B.............................       125      22,172,378       5.59        177,379     9.044      374.30       573       73.8
C.............................       116      21,349,277       5.39        184,045     9.165      398.59       579       72.6
C-............................        62      10,044,575       2.53        162,009     8.935      381.19       587       80.4
D.............................        10       1,698,590       0.43        169,859     9.079      357.59       579       73.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       292    $ 57,332,032      14.47%      $196,343     9.519%     370.95       608       82.5%
12............................        81      22,973,431       5.80        283,623     8.983      380.29       621       80.9
13............................         1         250,271       0.06        250,271     8.375      478.00       688       80.0
24............................     1,096     214,356,459      54.09        195,581     8.689      385.23       615       81.3
36............................       103      23,516,174       5.93        228,312     8.858      380.30       602       80.7
48............................         1          31,686       0.01         31,686    11.150      294.00       619       85.0
60............................       412      77,853,798      19.64        188,966     8.427      372.67       589       79.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

         MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE
               MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                               WEIGHTED
                                AVERAGE                             PERCENT OF             WEIGHTED  WEIGHTED    WEIGHTED   WEIGHTED
                               MONTHS TO               AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE    AVERAGE
RANGE OF                         NEXT     NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT    LOAN-TO-
MONTHS TO NEXT                ADJUSTMENT   MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
ADJUSTMENT DATE                  DATE       LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
----------------------------  ----------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

0 - 6.......................       5           23    $  2,157,531      0.76%     $ 93,806   10.267%    330.54       578       79.3%
13 - 18.....................      17           30       5,799,187      2.04       193,306    8.286     352.81       635       82.7
19 - 24.....................      24        1,342     262,386,165     92.17       195,519    8.854     384.22       615       81.5
25 - 31.....................      28           15       2,863,956      1.01       190,930    8.119     352.46       623       77.8
32 - 37.....................      36           31       6,214,510      2.18       200,468    8.953     388.14       611       78.4
38 or Greater...............      60           25       5,254,248      1.85       210,170    8.078     392.77       633       80.6
                                            -----    ------------    ------
   TOTAL/AVG./WTD. AVG......                1,466    $284,675,597    100.00%
                                            =====    ============    ======

                                      A-19

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                   MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MARGINS (%)                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

2.001 - 3.000.................         6    $  1,707,007       0.60%      $284,501     8.014%     394.77       639       83.6%
3.001 - 4.000.................         6         629,322       0.22        104,887    10.529      398.47       581       81.4
4.001 - 5.000.................        31       5,628,612       1.98        181,568     8.527      373.15       619       82.7
5.001 - 6.000.................       157      32,313,811      11.35        205,820     8.003      373.76       638       79.1
6.001 - 7.000.................       567     114,275,739      40.14        201,545     8.408      381.74       616       80.5
7.001 - 8.000.................       443      87,294,082      30.66        197,052     9.284      384.81       607       81.8
8.001 - 9.000.................       188      33,968,654      11.93        180,684     9.511      393.19       612       83.3
9.001 - 10.000................        56       7,364,540       2.59        131,510    10.412      381.04       603       86.5
10.001 - 11.000...............        12       1,493,830       0.52        124,486    11.227      386.79       600       93.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.004%.

         MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500...............         5    $  1,582,990       0.56%      $316,598     5.857%     411.07       652       77.4%
12.501 - 13.000...............         6       1,950,800       0.69        325,133     6.694      359.32       639       83.7
13.001 - 13.500...............        34       9,323,709       3.28        274,227     6.760      377.83       645       79.0
13.501 - 14.000...............        88      26,142,054       9.18        297,069     7.146      373.38       643       78.8
14.001 - 14.500...............        98      26,169,419       9.19        267,035     7.746      390.57       628       78.0
14.501 - 15.000...............       152      36,843,054      12.94        242,389     8.162      385.04       634       81.1
15.001 - 15.500...............       169      34,083,420      11.97        201,677     8.570      380.09       625       80.6
15.501 - 16.000...............       230      44,068,105      15.48        191,600     9.042      380.94       610       80.9
16.001 - 16.500...............       206      35,139,122      12.34        170,578     9.451      392.62       610       83.2
16.501 - 17.000...............       195      32,007,846      11.24        164,143     9.827      383.94       599       83.0
17.001 - 17.500...............       124      17,617,185       6.19        142,074    10.338      383.06       582       85.4
17.501 - 18.000...............        85      10,974,460       3.86        129,111    10.762      386.05       569       84.0
18.001 - 18.500...............        36       4,538,907       1.59        126,081    11.291      367.06       569       85.6
18.501 - 19.000...............        27       2,919,724       1.03        108,138    11.769      370.84       574       84.1
19.001 - 19.500...............        10       1,279,104       0.45        127,910    12.262      344.79       552       76.9
Greater than 19.500...........         1          35,700       0.01         35,700    13.125      360.00       554       70.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.600%.

                                      A-20

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        12    $  1,724,690       0.61%      $143,724    9.230%      376.14       582       77.7%
1.500.........................     1,056     200,325,446      70.37        189,702    8.848       383.37       614       81.6
2.000.........................        22       5,787,401       2.03        263,064    8.666       359.15       611       80.2
3.000.........................       373      76,064,652      26.72        203,927    8.807       384.58       619       81.1
6.000.........................         3         773,407       0.27        257,802    8.161       358.97       591       72.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.920%.

   SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       376    $ 76,540,014      26.89%      $203,564    8.838%      382.59       617       80.8%
1.500.........................     1,090     208,135,582      73.11        190,950    8.832       383.28       614       81.6
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.366%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 6.000.................        22    $  4,640,693       1.63%      $210,941     7.228%     386.55       642       79.4%
6.001 - 7.000.................       108      32,609,309      11.45        301,938     7.123      383.12       631       78.0
7.001 - 8.000.................       207      53,318,507      18.73        257,577     7.811      381.91       638       80.5
8.001 - 9.000.................       388      77,356,320      27.17        199,372     8.645      380.99       623       80.1
9.001 - 10.000................       426      74,752,169      26.26        175,475     9.552      387.39       606       83.3
Greater than 10.000...........       315      41,998,598      14.75        133,329    10.707      380.42       573       84.2
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.701%.

                                      A-21

      NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

October 2006..................         4    $    215,637       0.08%      $ 53,909    10.987%     284.08       593       79.1%
November 2006.................         4         133,223       0.05         33,306    11.549      282.69       557       62.4
January 2007..................         3         116,814       0.04         38,938    11.368      270.29       581       79.6
February 2007.................         1          25,180       0.01         25,180    12.125      293.00       594       78.8
March 2007....................         7       1,186,777       0.42        169,540    10.179      339.17       575       81.9
April 2007....................         4         479,900       0.17        119,975     9.439      360.00       585       77.7
December 2007.................         1         184,800       0.06        184,800     6.300      351.00       598       80.0
January 2008..................         7       1,694,475       0.60        242,068     8.039      352.00       659       82.7
February 2008.................        15       2,942,079       1.03        196,139     8.561      353.00       624       81.6
March 2008....................         7         977,834       0.34        139,691     8.263      354.00       636       86.4
April 2008....................        10       1,603,686       0.56        160,369     9.161      355.00       607       77.8
May 2008......................         7       1,384,250       0.49        197,750     8.393      356.00       645       86.7
June 2008.....................         8       1,392,813       0.49        174,102     9.155      387.27       607       78.5
July 2008.....................        47      11,251,353       3.95        239,390     8.657      393.31       610       81.7
August 2008...................       151      28,307,516       9.94        187,467     9.038      380.50       607       82.8
September 2008................       701     131,004,624      46.02        186,882     8.869      382.95       616       81.2
October 2008..................       418      87,441,923      30.72        209,191     8.795      387.08       617       81.5
December 2008.................         1         247,540       0.09        247,540     7.500      351.00       643       80.0
January 2009..................         7       1,180,421       0.41        168,632     8.079      352.00       630       81.4
February 2009.................         6       1,301,518       0.46        216,920     8.257      353.00       615       78.0
March 2009....................         1         134,477       0.05        134,477     8.275      354.00       611       41.5
July 2009.....................         3         448,438       0.16        149,479     9.078      358.00       626       93.1
August 2009...................         5       1,208,242       0.42        241,648     8.942      359.00       584       83.7
September 2009................        14       2,095,429       0.74        149,674     8.846      368.66       650       78.7
October 2009..................         9       2,462,401       0.86        273,600     9.027      424.51       587       73.0
July 2011.....................         1         257,501       0.09        257,501     6.750      358.00       657       89.6
August 2011...................         1          93,537       0.03         93,537     8.000      359.00       544       80.0
September 2011................        11       2,659,135       0.93        241,740     8.034      409.50       637       81.4
October 2011..................        12       2,244,074       0.79        187,006     8.285      378.34       630       78.7
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,466    $284,675,597     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is September 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INTEREST ONLY PERIOD (MONTHS)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................     1,669    $308,678,567      77.89%      $184,948    9.024%      386.37       600       81.1%
24............................         6       1,441,400       0.36        240,233    7.800       352.48       644       79.3
36............................         6       1,366,903       0.34        227,817    7.568       351.71       648       80.0
60............................       304      84,526,980      21.33        278,049    7.956       358.53       637       81.0
120...........................         1         300,000       0.08        300,000    6.875       360.00       637       84.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     1,986    $396,313,851     100.00%
                                   =====    ============     ======

                                      A-22

                               THE MORTGAGE LOANS

                  MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE      AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING     BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------    ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        26    $  4,457,770        0.69%     $171,453      8.201%     359.88       574       83.3%
2/28 6-month LIBOR............     1,631     246,511,742       37.95       151,141      9.048      359.39       596       81.0
2/38 6-month LIBOR............       453      97,312,950       14.98       214,819      8.714      479.72       587       79.1
2/3 6-month LIBOR - 60 month
   Interest Only .............         1         279,096        0.04       279,096      8.950       59.00       598       80.0
2/28 6-month LIBOR - 24-month
   Interest Only .............         9       1,857,000        0.29       206,333      7.863      352.44       638       78.8
2/28 6-month LIBOR - 60-month
   Interest Only .............       399      97,829,126       15.06       245,186      7.902      359.57       633       81.0
3/27 6-month LIBOR............        85      12,456,630        1.92       146,549      8.724      354.10       594       80.0
3/37 6-month LIBOR............         9       2,622,800        0.40       291,422      8.577      480.00       596       80.2
3/27 6-month LIBOR - 36-month
   Interest Only .............         8       1,673,203        0.26       209,150      7.706      351.88       646       81.3
3/27 6-month LIBOR - 60-month
   Interest Only .............        19       4,378,763        0.67       230,461      7.441      358.44       630       78.1
5/25 6-month LIBOR............        18       3,253,298        0.50       180,739      8.233      359.81       647       80.9
5/35 6-month LIBOR............         5       1,440,000        0.22       288,000      7.990      480.00       601       78.3
5/25 6-month LIBOR - 120-month
   Interest Only .............         1         300,000        0.05       300,000      6.875      360.00       637       84.5
5/25 6-month LIBOR - 60-month
   Interest Only .............         1         260,950        0.04       260,950      8.000      360.00       635       85.0
10-Year Fixed.................         2         177,001        0.03        88,501      8.660      120.00       609       58.2
15-Year Fixed.................        58       3,281,686        0.51        56,581      9.655      156.34       591       77.5
15-Year Fixed - Credit
   Comeback...................         7         333,090        0.05        47,584     10.718      135.45       594       74.3
20-Year Fixed.................         7         493,453        0.08        70,493     10.390      224.21       597       70.5
25-Year Fixed.................         1          72,300        0.01        72,300      7.875      300.00       726       83.1
30-Year Fixed.................       599     103,063,707       15.87       172,060      9.067      356.26       583       79.2
30-Year Fixed - Credit
   Comeback...................       109      18,717,436        2.88       171,720      9.446      357.80       582       81.9
40-Year Fixed.................       105      26,678,937        4.11       254,085      9.088      479.22       575       81.2
40-Year Fixed - Credit
   Comeback...................        12       2,822,232        0.43       235,186      9.029      479.51       561       71.0
30-Year Fixed - 60-month
   Interest Only.... .........        55      17,505,798        2.70       318,287      7.933      359.05       617       82.9
30/15-Year Fixed Balloon......        23         814,678        0.13        35,421     11.776      102.24       579       71.0
40/30-Year Fixed Balloon......         3         924,254        0.14       308,085     11.522      359.47       594       80.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                                      A-23

            ORIGINAL TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE      AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING     BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ----------   --------   ---------   --------   --------

ARM 60........................         1    $    279,096        0.04%     $279,096      8.950%      59.00       598       80.0%
ARM 360.......................     2,197     372,978,481       57.42       169,767      8.686      359.19       607       80.9
ARM 480.......................       467     101,375,750       15.61       217,079      8.701      479.73       588       79.1
Fixed 120.....................         2         177,001        0.03        88,501      8.660      120.00       609       58.2
Fixed 180.....................        88       4,429,454        0.68        50,335     10.125      144.82       589       76.1
Fixed 240.....................         7         493,453        0.08        70,493     10.390      224.21       597       70.5
Fixed 300.....................         1          72,300        0.01        72,300      7.875      300.00       726       83.1
Fixed 360.....................       766     140,211,195       21.59       183,043      8.992      356.83       588       80.0
Fixed 480.....................       117      29,501,169        4.54       252,147      9.082      479.24       573       80.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900      100.00%
                                   =====    ============      ======

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE      AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL      CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING     BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ----------   --------   ---------   --------   --------

$0.01 - $25,000.00............        45    $    820,689        0.13%     $ 18,238      11.699%    146.36       601       57.7%
$25,000.01 - $50,000.00.......       110       4,114,406        0.63        37,404      11.116     244.08       590       71.7
$50,000.01 - $75,000.00.......       374      23,816,341        3.67        63,680       9.998     362.11       599       81.9
$75,000.01 - $100,000.00......       521      45,567,612        7.02        87,462       9.359     364.94       598       80.1
$100,000.01 - $150,000.00.....       850     105,535,921       16.25       124,160       9.177     372.75       597       80.4
$150,000.01 - $200,000.00.....       623     108,300,190       16.67       173,837       8.907     381.65       594       80.0
$200,000.01 - $250,000.00.....       372      83,266,200       12.82       223,834       8.824     388.52       596       81.0
$250,000.01 - $300,000.00.....       251      69,004,546       10.62       274,919       8.644     389.13       594       79.7
$300,000.01 - $350,000.00.....       168      54,841,813        8.44       326,439       8.361     392.33       597       79.8
$350,000.01 - $400,000.00.....       106      39,689,009        6.11       374,425       8.189     384.20       606       81.6
$400,000.01 - $450,000.00.....        72      30,616,072        4.71       425,223       8.334     397.51       599       81.5
$450,000.01 - $500,000.00.....        77      36,812,246        5.67       478,081       8.045     384.70       601       79.2
$500,000.01 - $550,000.00.....        30      15,793,874        2.43       526,462       8.342     395.83       611       84.3
$550,000.01 - $600,000.00.....        18      10,368,546        1.60       576,030       8.155     386.02       610       82.6
$600,000.01 - $650,000.00.....         9       5,704,981        0.88       633,887       8.433     359.78       619       81.6
$650,000.01 - $700,000.00.....         5       3,474,320        0.53       694,864       7.991     407.35       603       80.2
$700,000.01 - $750,000.00.....         5       3,679,665        0.57       735,933       7.383     382.98       609       75.3
$750,000.01 - $800,000.00.....         7       5,443,550        0.84       777,650       8.080     394.38       605       75.9
$800,000.01 - $850,000.00.....         1         840,000        0.13       840,000       8.375     359.00       638       67.2
Greater than $900,000.00......         2       1,827,918        0.28       913,959       8.498     360.00       637       82.8
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                                      A-24

      STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        78    $  8,244,728       1.27%      $105,702     9.455%     366.45       595       85.1%
Alaska........................         9       1,270,292       0.20        141,144     8.675      369.12       626       86.3
Arizona.......................       163      30,576,708       4.71        187,587     8.446      386.37       605       79.2
Arkansas......................        23       2,919,918       0.45        126,953     9.688      351.52       600       88.5
California....................       442     144,682,526      22.28        327,336     7.943      394.97       602       77.5
Colorado......................        52       8,274,505       1.27        159,125     8.882      377.45       606       84.5
Connecticut...................        54      10,889,603       1.68        201,659     9.127      378.65       591       82.5
Delaware......................        17       2,858,300       0.44        168,135     8.947      369.81       592       80.6
District of Columbia..........         8       2,726,685       0.42        340,836     8.438      379.87       585       74.8
Florida.......................       513      95,054,522      14.63        185,291     8.837      382.53       599       79.0
Georgia.......................       139      19,483,280       3.00        140,167     9.768      366.67       590       84.2
Hawaii........................        18       6,062,143       0.93        336,786     7.599      395.18       616       77.9
Idaho.........................        23       3,474,472       0.53        151,064     8.816      387.04       606       78.8
Illinois......................        96      17,576,766       2.71        183,091     9.289      368.13       603       81.4
Indiana.......................        63       6,716,785       1.03        106,616     9.396      355.63       596       84.1
Iowa..........................        22       2,267,309       0.35        103,060    10.194      362.60       586       87.0
Kansas........................        13       1,190,728       0.18         91,594     9.672      352.49       584       83.9
Kentucky......................        37       3,966,332       0.61        107,198     9.133      351.04       591       85.3
Louisiana.....................        48       6,352,067       0.98        132,335     9.379      363.72       588       85.8
Maine.........................         5         730,200       0.11        146,040     9.980      360.00       591       73.5
Maryland......................        54      11,154,968       1.72        206,573     8.615      389.18       598       80.9
Massachusetts.................        52      13,184,247       2.03        253,543     8.768      387.00       588       81.4
Michigan......................       167      17,008,123       2.62        101,845     9.532      372.96       603       83.0
Minnesota.....................        41       6,688,063       1.03        163,123     9.117      391.58       608       84.0
Mississippi...................        42       5,482,376       0.84        130,533     9.143      358.97       584       87.5
Missouri......................        78       7,459,014       1.15         95,628     9.749      363.36       593       83.6
Montana.......................        15       2,649,448       0.41        176,630     8.699      379.49       591       82.8
Nebraska......................        10       1,114,160       0.17        111,416     9.740      362.73       577       85.3
Nevada........................        67      15,527,635       2.39        231,756     8.366      381.38       609       80.7
New Hampshire.................        16       3,466,410       0.53        216,651     8.726      391.44       586       82.4
New Jersey....................        54      12,344,480       1.90        228,601     9.222      368.39       596       79.8
New Mexico....................        20       2,837,964       0.44        141,898     8.900      363.38       603       79.0
New York......................        91      23,155,169       3.56        254,452     8.950      378.28       596       77.4
North Carolina................        71       9,114,424       1.40        128,372     9.667      372.90       590       83.4
North Dakota..................         2         220,316       0.03        110,158     9.796      420.81       590       90.3
Ohio..........................        74       7,446,386       1.15        100,627     9.540      373.33       599       84.6
Oklahoma......................        38       3,036,923       0.47         79,919     9.849      347.55       585       84.8
Oregon........................        55      10,462,514       1.61        190,228     8.926      404.33       583       77.7
Pennsylvania..................       126      15,489,175       2.38        122,930     9.274      368.88       596       81.8
Rhode Island..................         4         835,500       0.13        208,875     9.622      360.00       582       76.3
South Carolina................        32       3,725,981       0.57        116,437     9.821      357.23       584       80.9
South Dakota..................         3         270,237       0.04         90,079     9.824      359.76       549       87.7
Tennessee.....................        89       9,961,191       1.53        111,923     9.211      365.63       595       81.6
Texas.........................       330      36,729,630       5.65        111,302     9.403      363.16       599       82.6
Utah..........................        30       3,988,807       0.61        132,960     8.816      388.69       596       81.4
Vermont.......................         2         375,500       0.06        187,750     8.590      432.70       598       68.8
Virginia......................       128      25,002,016       3.85        195,328     8.814      390.55       585       80.9
Washington....................        85      19,953,608       3.07        234,748     8.238      397.93       598       81.0
West Virginia.................        11       1,079,636       0.17         98,149     9.797      353.60       585       82.1
Wisconsin.....................        30       3,701,442       0.57        123,381    10.044      357.34       619       81.2
Wyoming.......................         6         734,688       0.11        122,448     8.404      332.73       606       86.1
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

                                      A-25

                   LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       115    $ 14,352,920       2.21%      $124,808     8.313%     380.02       570       41.6%
50.01 - 55.00.................        49       9,632,553       1.48        196,583     7.982      394.22       569       52.8
55.01 - 60.00.................        65       9,744,203       1.50        149,911     8.479      387.11       559       57.8
60.01 - 65.00.................       111      17,852,065       2.75        160,829     8.227      373.18       570       63.0
65.01 - 70.00.................       202      38,298,743       5.90        189,598     8.707      382.49       569       68.6
70.01 - 75.00.................       270      53,703,739       8.27        198,903     8.510      386.97       572       74.0
75.01 - 80.00.................     1,471     249,581,701      38.43        169,668     8.609      379.15       615       79.8
80.01 - 85.00.................       397      75,437,470      11.61        190,019     8.917      388.39       580       84.5
85.01 - 90.00.................       620     128,316,445      19.76        206,962     8.940      379.57       607       89.5
90.01 - 95.00.................       270      42,344,403       6.52        156,831     9.833      377.37       595       94.9
95.01 - 100.00................        76      10,253,657       1.58        134,917    10.144      376.19       628       99.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

             COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF COMBINED LOAN-          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
TO-VALUE RATIOS (%)                LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       112    $ 13,697,284       2.11%      $122,297    8.285%      377.29       571       41.3%
50.01 - 55.00.................        45       8,395,415       1.29        186,565    7.802       383.70       574       52.7
55.01 - 60.00.................        65       9,902,729       1.52        152,350    8.456       387.16       559       57.6
60.01 - 65.00.................       111      17,852,065       2.75        160,829    8.227       373.18       570       63.0
65.01 - 70.00.................       195      36,562,557       5.63        187,500    8.696       383.71       567       68.6
70.01 - 75.00.................       230      47,283,518       7.28        205,581    8.629       391.43       566       73.6
75.01 - 80.00.................       482      91,205,205      14.04        189,222    8.675       387.50       578       79.3
80.01 - 85.00.................       392      74,681,480      11.50        190,514    8.910       388.30       580       84.5
85.01 - 90.00.................       628     129,424,421      19.93        206,090    8.944       380.02       606       89.3
90.01 - 95.00.................       293      47,607,491       7.33        162,483    9.615       375.56       599       92.9
95.01 - 100.00................     1,093     172,905,734      26.62        158,194    8.661       374.53       634       80.9
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

----------
(1)  The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
     Properties. See the definition of "Combined Loan-to-Value Ratio" under "The
     Mortgage Pool--Loan-to-Value Ratio" in the Prospectus Supplement.

                                      A-26

                  CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500 ................         4    $    975,690        0.15%     $243,923     5.365%     392.59       616       72.8%
5.501 - 6.000 ................         7       2,386,242        0.37       340,892     5.895      408.70       605       60.9
6.001 - 6.500 ................        38      12,833,602        1.98       337,726     6.319      389.29       608       74.8
6.501 - 7.000 ................       184      52,770,814        8.12       286,798     6.838      372.53       622       77.7
7.001 - 7.500 ................       225      56,389,924        8.68       250,622     7.345      382.84       620       76.9
7.501 - 8.000 ................       387      84,389,983       12.99       218,062     7.810      379.66       613       79.1
8.001 - 8.500 ................       424      82,712,077       12.73       195,076     8.330      383.43       608       79.5
8.501 - 9.000 ................       549      99,482,945       15.32       181,208     8.785      388.54       597       79.7
9.001 - 9.500 ................       444      70,462,419       10.85       158,699     9.299      386.31       595       82.0
9.501 - 10.000 ...............       512      76,723,108       11.81       149,850     9.779      378.27       585       82.9
10.001 - 10.500 ..............       306      42,240,457        6.50       138,041    10.292      383.98       573       84.1
10.501 - 11.000 ..............       258      32,568,989        5.01       126,236    10.779      375.83       565       83.9
11.001 - 11.500 ..............       121      16,294,180        2.51       134,663    11.300      371.99       558       83.8
11.501 - 12.000 ..............        99      11,108,830        1.71       112,210    11.771      359.24       565       83.2
12.001 - 12.500 ..............        53       6,310,670        0.97       119,069    12.246      357.90       566       86.5
12.501 - 13.000 ..............        20       1,489,649        0.23        74,482    12.768      328.33       587       83.3
13.001 - 13.500 ..............         8         216,103        0.03        27,013    13.211      178.34       575       68.6
13.501 - 14.000 ..............         6         132,913        0.02        22,152    13.821      215.84       581       67.1
Greater than 14.000 ..........         1          29,305          (1)       29,305    14.400      286.00       553       65.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

----------
(1)  Less than 0.01%.

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence ......     2,763    $475,808,705       73.26%     $172,207     8.784%     381.88       595       80.1%
Planned Unit Development .....       549     115,390,920       17.77       210,184     8.721      379.46       600       82.0
Low-Rise Condominium .........       238      40,447,443        6.23       169,947     8.829      383.57       616       80.1
Two Family Home ..............        69      13,925,042        2.14       201,812     9.150      375.19       621       79.4
Manufactured Housing (1) .....        15       1,352,463        0.21        90,164     9.123      318.86       616       71.2
Three Family Home ............         5       1,294,994        0.20       258,999     8.591      358.44       592       68.2
High-Rise Condominium ........         4         775,540        0.12       193,885     8.786      360.00       600       77.0
Four Family Home .............         3         522,793        0.08       174,264     8.222      355.12       664       87.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

----------
(1)  Treated as real property.

                                      A-27

                      LOAN PURPOSES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out .........     1,841    $366,357,645       56.40%     $198,999     8.683%     384.72       584       78.2%
Purchase .....................     1,664     259,286,309       39.92       155,821     8.919      376.92       619       83.2
Refinance - Rate/Term ........       141      23,873,946        3.68       169,319     8.846      373.26       594       82.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                     OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied ...............     3,481    $628,308,444       96.73%     $180,497     8.765%     381.73       597       80.3%
Investment Property ..........       134      16,489,365        2.54       123,055     9.361      363.91       635       83.2
Second Home ..................        31       4,720,091        0.73       152,261     9.252      369.23       607       81.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

            REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120 ......................        69    $  2,440,691        0.38%     $ 35,372    10.851%      98.08       596       70.9%
121 - 180 ....................        29       2,694,139        0.41        92,901     9.258      176.57       591       79.6
181 - 300 ....................        94       5,834,359        0.90        62,068    10.600      280.97       599       74.3
301 - 360 ....................     2,870     507,671,792       78.16       176,889     8.749      359.40       602       80.8
Greater than 360 .............       584     130,876,919       20.15       224,104     8.786      479.62       584       79.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                 LOAN DOCUMENTATION TYPES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation ...........     2,045    $335,601,541       51.67%     $164,108     8.600%     375.01       590       81.7%
Stated Income ................     1,601     313,916,359       48.33       196,075     8.980      387.78       606       79.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG .......     3,646    $649,517,900      100.00%
                                   =====    ============      ======

                                      A-28

               CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         1    $      7,421         (2)      $  7,421    11.000%      25.00       803       94.9%
781 - 800.....................         1         140,000       0.02%       140,000     8.250      360.00       783       80.0
761 - 780.....................         4       1,394,400       0.21        348,600     8.988      360.00       771       82.9
741 - 760.....................        13       2,935,615       0.45        225,817     7.755      379.27       750       79.5
721 - 740.....................        23       4,513,330       0.69        196,232     8.343      377.12       730       83.0
701 - 720.....................        59       9,287,548       1.43        157,416     8.162      366.77       709       80.2
681 - 700.....................       118      24,306,884       3.74        205,991     7.971      382.25       689       82.9
661 - 680.....................       168      31,421,976       4.84        187,036     8.040      376.73       670       82.2
641 - 660.....................       293      52,079,550       8.02        177,746     8.587      370.29       650       83.0
621 - 640.....................       452      79,169,956      12.19        175,155     8.484      372.86       630       81.8
601 - 620.....................       536      98,440,740      15.16        183,658     8.406      381.11       610       81.2
581 - 600.....................       616     104,293,571      16.06        169,308     8.707      375.59       591       81.1
561 - 580.....................       482      86,820,364      13.37        180,125     9.026      383.40       570       81.5
541 - 560.....................       353      61,895,978       9.53        175,343     9.165      390.92       550       79.0
521 - 540.....................       298      54,066,596       8.32        181,432     9.627      399.31       531       75.7
501 - 520.....................       213      36,659,994       5.64        172,113     9.883      392.45       512       72.5
500 or Less...................        16       2,083,977       0.32        130,249     9.819      350.28       498       73.3
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

(2)  Less than 0.01%.

                 CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     2,830    $507,454,771      78.13%      $179,313    8.711%      380.44       607       81.6%
A-............................       205      40,168,721       6.18        195,945    8.906       379.25       566       77.8
B.............................       273      48,825,155       7.52        178,847    9.159       381.90       561       75.4
C.............................       209      34,294,864       5.28        164,090    9.081       395.44       573       72.3
C-............................       113      16,662,035       2.57        147,452    8.923       380.84       584       81.3
D.............................        16       2,112,354       0.33        132,022    9.310       350.20       571       73.8
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

                                      A-29

                PREPAYMENT PENALTY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       673    $104,966,932      16.16%      $155,969     9.590%     367.61       594       81.3%
12............................       144      37,423,600       5.76        259,886     8.821      380.36       603       78.9
13............................         1         250,271       0.04        250,271     8.375      478.00       688       80.0
24............................     2,058     367,956,160      56.65        178,793     8.597      387.63       602       80.5
36............................       357      61,035,453       9.40        170,968     8.954      376.64       591       80.2
48............................         1          31,686         (1)        31,686    11.150      294.00       619       85.0
60............................       412      77,853,798      11.99        188,966     8.427      372.67       589       79.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     3,646    $649,517,900     100.00%
                                   =====    ============     ======

----------
(1)  Less than 0.01%.

      MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                         WEIGHTED
                                  AVERAGE                            PERCENT OF              WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                 MONTHS TO               AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT   AVERAGE
                                   NEXT     NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO NEXT         ADJUSTMENT   MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK     VALUE
ADJUSTMENT DATE                    DATE       LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE    RATIO
------------------------------  ----------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6.........................       5           43    $  5,482,303      1.16%     $127,495   8.835%     346.06      575     81.2%
7 - 12........................      11            2         196,263      0.04        98,132   7.472      346.96      599     82.4
13 - 18.......................      17           63      11,868,790      2.50       188,393   8.504      352.87      606     80.9
19 - 24.......................      24        2,422     431,867,791     90.99       178,310   8.719      386.57      603     80.6
25 - 31.......................      29           35       5,359,035      1.13       153,115   8.228      352.52      608     80.9
32 - 37.......................      36           75      14,604,898      3.08       194,732   8.309      381.13      607     79.5
38 or Greater.................      60           25       5,254,248      1.11       210,170   8.078      392.77      633     80.6
                                              -----    ------------    ------
   TOTAL/AVG./WTD. AVG........                2,665    $474,633,327    100.00%
                                              =====    ============    ======

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.001 - 2.000.................         1    $    157,250       0.03%      $157,250     9.700%     360.00       532       85.0%
2.001 - 3.000.................         9       2,457,107       0.52        273,012     7.820      402.17       622       84.0
3.001 - 4.000.................        10       1,634,502       0.34        163,450     9.139      399.16       593       83.8
4.001 - 5.000.................        59      10,232,687       2.16        173,435     8.149      379.45       612       81.3
5.001 - 6.000.................       350      65,124,511      13.72        186,070     7.911      379.45       619       78.1
6.001 - 7.000.................     1,038     194,896,026      41.06        187,761     8.321      383.51       603       79.5
7.001 - 8.000.................       758     136,445,903      28.75        180,008     9.166      387.09       596       81.5
8.001 - 9.000.................       310      49,797,213      10.49        160,636     9.442      390.18       601       82.8
9.001 - 10.000................       103      11,307,504       2.38        109,782    10.445      382.89       595       86.7
10.001 - 11.000...............        24       2,381,994       0.50         99,250    11.277      393.28       596       92.8
11.001 - 12.000...............         3         198,631       0.04         66,210    12.357      359.36       593       92.2
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,665    $474,633,327     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
     the Statistical Calculation Pool as of the Cut-off Date was approximately
     6.927%.

                                      A-30

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500...............         8    $  2,405,190        0.51%     $300,649     5.944%     406.83       630       74.5%
12.501 - 13.000...............        29       7,996,639        1.68       275,746     6.642      369.94       633       77.2
13.001 - 13.500...............        76      17,670,444        3.72       232,506     6.944      383.61       628       77.7
13.501 - 14.000...............       203      49,672,134       10.47       244,690     7.208      380.00       625       77.9
14.001 - 14.500...............       200      46,151,295        9.72       230,756     7.717      390.48       614       77.5
14.501 - 15.000...............       319      67,682,082       14.26       212,170     8.156      387.73       611       79.7
15.001 - 15.500...............       323      59,033,125       12.44       182,765     8.544      381.66       606       80.5
15.501 - 16.000...............       432      75,162,437       15.84       173,987     9.007      387.86       593       80.4
16.001 - 16.500...............       339      52,197,340       11.00       153,974     9.423      390.40       598       82.5
16.501 - 17.000...............       323      47,459,882       10.00       146,935     9.817      381.01       588       82.9
17.001 - 17.500...............       184      23,584,651        4.97       128,177    10.335      381.17       578       85.4
17.501 - 18.000...............       125      14,664,867        3.09       117,319    10.757      383.50       571       84.2
18.001 - 18.500...............        50       5,479,367        1.15       109,587    11.301      368.84       573       86.3
18.501 - 19.000...............        36       3,705,786        0.78       102,938    11.762      370.54       575       85.2
19.001 - 19.500...............        15       1,565,077        0.33       104,338    12.250      345.72       562       78.7
Greater than 19.500...........         3         203,010        0.04        67,670    12.750      360.00       568       92.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG...........  2,665    $474,633,327      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 15.438%.

        INITIAL PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        30    $  4,987,970        1.05%     $166,266     8.294%     365.48       576       81.3%
1.500.........................     1,904     327,787,990       69.06       172,158     8.724      384.41       603       80.7
2.000.........................        34       8,651,779        1.82       254,464     8.555      363.50       604       78.9
3.000.........................       692     132,018,729       27.81       190,779     8.631      387.99       604       80.2
4.000.........................         1         197,452        0.04       197,452     7.450      359.00       609       79.0
6.000.........................         3         773,407        0.16       257,802     8.161      358.97       591       72.1
7.000.........................         1         216,000        0.05       216,000     9.050      360.00       620       90.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,665    $474,633,327      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.932%.

                                      A-31

      SUBSEQUENT PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       707    $135,861,175      28.62%      $192,166     8.629%     386.39       602       80.1%
1.500.........................     1,957     338,574,700      71.33        173,007     8.714      384.12       603       80.7
2.500.........................         1         197,452       0.04        197,452     7.450      359.00       609       79.0
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG.....        2,665    $474,633,327     100.00%
                                   =====    ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.357%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Less than 1.000...............         1    $    107,200        0.02%     $107,200     7.750%     360.00       581       80.0%
4.001 - 5.000.................         2         439,000        0.09       219,500     6.889      429.70       619       77.1
5.001 - 6.000.................        48      10,012,292        2.11       208,589     7.143      391.62       614       75.1
6.001 - 7.000.................       212      55,544,803       11.70       262,004     7.113      384.05       621       77.4
7.001 - 8.000.................       479     105,063,789       22.14       219,340     7.798      385.15       617       79.0
8.001 - 9.000.................       746     135,889,213       28.63       182,157     8.620      386.31       604       79.9
9.001 - 10.000................       725     112,914,939       23.79       155,745     9.548      384.67       593       82.8
Greater than 10.000...........       452      54,662,091       11.52       120,934    10.703      379.50       573       84.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,665    $474,633,327      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 8.553%.

                                      A-32

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

October 2006..................        5     $    257,744       0.05%      $ 51,549    11.152%    281.95       580        78.4%
November 2006.................        6          250,207       0.05         41,701    11.229     284.49       574        63.3
January 2007..................        4          300,585       0.06         75,146     9.538     323.91       562        79.8
February 2007.................        2          184,180       0.04         92,090     7.377     349.98       575        74.6
March 2007....................       16        2,894,187       0.61        180,887     8.716     351.46       571        83.7
April 2007....................       10        1,595,400       0.34        159,540     8.338     360.00       583        81.1
July 2007.....................        1          101,663       0.02        101,663     8.050     346.00       552        84.7
September 2007................        1           94,600       0.02         94,600     6.850     348.00       650        80.0
December 2007.................        2          313,800       0.07        156,900     7.050     351.00       594        83.9
January 2008..................       18        3,464,220       0.73        192,457     8.378     352.00       624        82.7
February 2008.................       29        5,517,191       1.16        190,248     8.529     353.00       603        80.3
March 2008....................       14        2,573,579       0.54        183,827     8.796     354.00       591        79.4
April 2008....................       13        2,211,283       0.47        170,099     8.885     355.00       598        78.2
May 2008......................       10        1,914,937       0.40        191,494     8.298     373.84       626        83.8
June 2008.....................       15        2,398,147       0.51        159,876     9.082     383.22       583        78.4
July 2008.....................       89       18,755,857       3.95        210,740     8.579     394.96       597        79.7
August 2008...................      294       50,325,075      10.60        171,174     8.928     388.52       593        81.3
September 2008................    1,214      207,367,195      43.69        170,813     8.787     385.47       605        80.7
October 2008..................      787      148,895,296      31.37        189,194     8.568     387.07       603        80.2
November 2008.................        1          120,088       0.03        120,088     6.550     350.00       643        80.0
December 2008.................        1          247,540       0.05        247,540     7.500     351.00       643        80.0
January 2009..................       16        2,390,214       0.50        149,388     8.187     352.00       606        83.3
February 2009.................       12        2,010,715       0.42        167,560     8.479     353.00       604        80.3
March 2009....................        4          527,516       0.11        131,879     8.261     354.00       610        72.7
April 2009....................        1           62,962       0.01         62,962     7.500     355.00       583        80.0
May 2009......................        1          264,000       0.06        264,000     8.400     356.00       591        80.0
June 2009.....................        3          415,556       0.09        138,519     7.503     357.00       612        74.9
July 2009.....................        3          448,438       0.09        149,479     9.078     358.00       626        93.1
August 2009...................       12        2,974,071       0.63        247,839     8.332     359.00       587        83.2
September 2009................       36        5,507,023       1.16        152,973     8.274     379.59       627        78.1
October 2009..................       20        4,995,811       1.05        249,791     8.328     401.41       595        77.8
July 2011.....................        1          257,501       0.05        257,501     6.750     358.00       657        89.6
August 2011...................        1           93,537       0.02         93,537     8.000     359.00       544        80.0
September 2011................       11        2,659,135       0.56        241,740     8.034     409.50       637        81.4
October 2011..................       12        2,244,074       0.47        187,006     8.285     378.34       630        78.7
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG........    2,665     $474,633,327     100.00%
                                  =====     ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date is
     September 2008.

                                      A-33

                  INTEREST ONLY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT    CURRENT    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................    3,153     $525,433,965      80.90%      $166,646    8.995%     386.52       590        80.2%
24............................        9        1,857,000       0.29        206,333    7.863      352.44       638        78.8
36............................        8        1,673,203       0.26        209,150    7.706      351.88       646        81.3
60............................      475      120,253,732      18.51        253,166    7.892      358.76       631        81.2
120...........................        1          300,000       0.05        300,000    6.875      360.00       637        84.5
                                  -----     ------------     ------
   TOTAL/AVG./WTD. AVG........    3,646     $649,517,900     100.00%
                                  =====     ============     ======

                                      A-34